Exhibit 1.1

UNDERWRITING AGREEMENT

June 25, 2014

Tribute Pharmaceuticals Canada Inc.

151 Steeles Avenue East

Milton, Ontario

L9T 1Y1

Attention: Rob Harris, President and Chief Executive Officer

Dear Sir:

Based upon and subject to the terms and conditions set out in this agreement (the “Underwriting Agreement”), Dundee Securities Ltd. (the “Lead Underwriter”) and Mackie Research Capital Corporation (together with the Lead Underwriter, the “Underwriters”) hereby offer to purchase from Tribute Pharmaceuticals Canada Inc. (the “Company”), and the Company hereby agrees to sell to the Underwriters, 37,300,000 units of the Company (the “Purchased Units”), at a price of $0.70 (the “Offering Price”) per Purchased Unit, for aggregate gross proceeds to the Company of $26,110,000.

Each Unit shall be comprised of one (1) Common Share (as defined herein) (the “Unit Share”) and one-half (1/2) of one Common Share purchase warrant (each whole Common Share purchase warrant (including the Additional Warrants) a “Warrant”). Each Warrant shall entitle the holder thereof to acquire one (1) Common Share (a “Warrant Share”) at an exercise price of $0.90 per Warrant Share at any time up to 4:00 p.m. (Toronto time) on the date which is twenty-four months from the Closing Date. The Warrants shall be created and issued pursuant to a Warrant Indenture (as defined herein) to be dated as of the Closing Date (as defined herein) between the Company and the Warrant Agent (as defined herein).

In addition, the Company hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase or to arrange for Substituted Purchasers (as defined below) in the United States (as hereinafter defined) or who are U.S. Persons (as hereinafter defined) to purchase additional units of the Company (the “Additional Units”) and/or additional Warrants (as defined herein) (the “Additional Warrants”) or a combination thereof, for the purpose of covering the Underwriters’ over-allocation position, if any, in connection with the Offering and for market stabilization purposes. The Over-Allotment Option may be exercised by the Underwriters to acquire: (i) Additional Units at the Offering Price; and/or (ii) Additional Warrants at a price of $0.08 per Additional Warrant; or (iii) any combination of Additional Units and Additional Warrants, so long as the aggregate number of Common Shares (as defined herein) and Additional Warrants issued pursuant to the exercise of the Over-Allotment Option does not exceed 15% of the Purchased Units sold under the Offering (as defined herein). The Over-Allotment Option is exercisable in whole or in part, at the sole discretion of the Underwriters, for a period of 30 days following the Closing Date, as more particularly described in Section 12. If the Over-Allotment Option is exercised in full by the Underwriters, the aggregate gross proceeds of the Offering will be $30,026,500. The issuance of any Additional Warrants shall be subject to receipt of the requisite approvals from the TSXV (as defined herein).

The Purchased Units and the Additional Units are collectively referred to herein as the “Units” and the offer and sale of the Purchased Units, and the offer and sale of the Additional Units, if any, is collectively referred to as the “Offering”.

The Units may be distributed in each of the provinces of Canada other than Québec (the “Qualifying Jurisdictions”) by the Underwriters pursuant to the Final Prospectus (as hereinafter defined). The Units may also be offered and sold to Qualified Institutional Buyers (as such term is defined in Schedule “A” of this Underwriting Agreement) in the United States or who are U.S. Persons in accordance with the provisions of Schedule “A” of this Underwriting Agreement. The Underwriters may also arrange for sales of Units directly by the Company to a limited number of U.S. Institutional Accredited Investors (as defined herein) who agree to make such purchases in place of the Underwriters (“Substituted Purchasers”), all in the manner contemplated by this Underwriting Agreement and in accordance with Schedule “A” of this Underwriting Agreement. With respect to Units to be sold to Qualified Institutional Buyers in the United States or who are U.S. Persons in compliance with Rule 144A under the U.S. Securities Act (as defined herein), the Underwriters and/or their U.S. Affiliates (as defined herein) shall purchase such Units from the Company for resale in compliance with Rule 144A and in accordance with Schedule “A” of this Underwriting Agreement. Subject to applicable law, including Applicable Securities Laws (as hereinafter defined), and the terms of this Underwriting Agreement, the Units may also be distributed outside Canada and the United States where they may be lawfully sold on a basis exempt from the prospectus, registration and similar requirements of any such jurisdictions.

In consideration of the Underwriters’ services to be rendered in connection with the Offering, the Company shall pay to the Underwriters a cash fee (the “Underwriting Fee”) equal to 7.5% of the gross proceeds of the Offering (including any proceeds from the sale of any Additional Units and/or Additional Warrants issued and sold pursuant to the exercise of the Over-Allotment Option). As additional consideration, the Company shall issue to the Underwriters that number of compensation options (the “Compensation Options”) equal to 7.5% of the number of Offered Securities sold pursuant to the Offering (together with the Over-Allotment Option) and issued at the Closing Date (as defined herein). Each Compensation Option shall be exercisable into one (1) unit at a the Offering Price (the “Compensation Option Units”) for a period of 24 months from the Closing Date. Each Compensation Option Unit shall be exercisable into one Unit (1) Share (the “Compensation Option Unit Shares”) and one-half of one Warrant (each whole such Warrant being referred to as a “Compensation Option Warrant”). Each Compensation Option Warrant shall entitle the holder thereof to acquire one (1) Warrant Share (the “Compensation Option Unit Warrant Shares”) on the same terms and conditions of the Units and Warrants. The Unit Shares, Warrants, Warrant Shares, Compensation Options, Compensation Option Units, Compensation Option Unit Shares, Compensation Option Warrants and the Compensation Option Unit Warrant Shares shall collectively be referred to as the “Offered Securities”.

The Underwriters shall have the right to invite one or more investment dealers (each, a “Selling Firm”) to form a selling group to participate in the soliciting of offers to purchase the Units, which selling group shall include BayFront Capital Partners, Ltd., and Bloom Burton & Co. Inc., and the Underwriters have the exclusive right to control all compensation arrangements between the members of the selling group. The Underwriters shall comply, and ensure that any Selling Firm shall agree with the Underwriters to comply, with all applicable laws and with the covenants and obligations given by the Underwriters herein.

Based on the foregoing and upon and subject to the terms and conditions of this Underwriting Agreement, the Underwriters hereby severally, and not jointly, or jointly and severally, in their respective percentages set out in Section 19, offer to purchase the Purchased Units or to arrange for Substituted Purchasers in the United States or who are U.S. Persons to purchase, and by its acceptance of the offer constituted by this Underwriting Agreement, the Company agrees to issue and sell to the Underwriters or Substituted Purchasers, as applicable, on the Closing Date, the Purchased Units.

The Underwriters and the Company acknowledge that Schedule “A” is incorporated by reference herein and forms a part of this Underwriting Agreement.

To the extent that Substituted Purchasers in the United States or who are U.S. Persons purchase Purchased Units or Additional Units, the number of Purchased Units or Additional Units that the Underwriters purchase will be correspondingly reduced.

The following are the terms and conditions of the agreement between the Company and the Underwriters:

TERMS AND CONDITIONS

Section 1.              Definitions and Interpretation

(1)                                                                                 In this Underwriting Agreement:

“affiliate”, “associate”, “material fact”, “material change”, and “misrepresentation” shall have the respective meanings ascribed thereto in the Securities Act (Ontario);

“Amended Preliminary Prospectus” means the amended and restated preliminary short form prospectus of the Company to be dated June 25, 2014, including all Documents Incorporated by Reference, relating to the distribution of the Units for which a receipt has been issued by the Ontario Securities Commission (as principal regulator) and each of the other Securities Commissions pursuant to the Passport System;

“Applicable Securities Laws” means Canadian Securities Laws and U.S. Securities Laws;

“Business Day” means any day other than a Saturday, Sunday or statutory or civic holiday in Toronto, Ontario;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such securities laws together with applicable published instruments, notices and orders of the securities regulatory authorities in the Qualifying Jurisdictions;

“CDS” means CDS Clearing and Depository Services Inc.;

“Closing” means the completion of the issue and sale of the Purchased Units and, if applicable, any Additional Units issued and sold pursuant to the exercise of the Over-Allotment Option;

“Closing Date” means July 15, 2014 or any earlier or later date as may be agreed to by the Company and the Underwriters, each acting reasonably, but in any event not later than the date that is 42 days after the date that a receipt is issued for the Final Prospectus;

“Common Shares” means the common shares in the capital of the Company;

“Company’s Auditors” means such firm of chartered accountants as the Company may have appointed or may from time to time appoint as auditors of the Company, including prior auditors of the Company, as applicable;

“Compensation Option” has the meaning ascribed thereto on page 2 hereto;

“Compensation Option Certificate” means the certificates representing the Compensation Options;

“Compensation Securities” means the Compensation Warrants, the Compensation Option Units, the Compensation Option Unit Shares, the Compensation Option Warrants and the Compensation Option Unit Warrant Shares;

“distribution” means distribution or distribution to the public, as the case may be, for the purposes of the Canadian Securities Laws;

“Debt Instrument” means any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability;

“Documents Incorporated by Reference” means all financial statements, management information circulars, annual information forms, material change reports, business acquisition reports or other documents issued by the Company on SEDAR and EDGAR, whether before or after the date of this Underwriting Agreement, that are incorporated by reference, or deemed to be incorporated by reference, into the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus and any Supplementary Material;

“EMA” has the meaning ascribed thereto in Section 7(1)(qq);

“Employee Plans” has the meaning ascribed thereto in Section 7(1)(vv);

“Environmental Laws” has the meaning ascribed thereto in paragraph 7(1)(kk);

“Environmental Permits” has the meaning ascribed thereto in paragraph 7(1)(ll);

“FDA” has the meaning ascribed thereto in Section 7(1)(qq);

“Final Prospectus” means the (final) short form prospectus, including all of the Documents Incorporated by Reference, prepared by the Company and qualifying the distribution of the Units and for which a receipt or deemed receipt has been issued by the Ontario Securities Commission (as principal regulator) and each of the other Securities Commissions pursuant to the Passport System;

“Governmental Authority” means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, and any governmental department, commission, board, bureau, agency or instrumentality, including the Securities Commissions;

“Hazardous Substances” has the meaning ascribed thereto in paragraph 7(1)(kk);

“HC” has the meaning ascribed thereto in Section 7(1)(qq);

“including” means including without limitation;

“Indemnified Party” has the meaning given to that term in Section 16(1);

“Material Agreement” means any note, indenture, mortgage or other form of indebtedness and any contract, commitment, agreement (written or oral), joint venture instrument, lease or other document to which the Company is a party and which is material to the Company on a consolidated basis;

“Marketing Materials” has the meaning given to it in NI 41-101

“Material Adverse Effect” means the effect resulting from any event, change, violation, inaccuracy, circumstance or effect that is materially adverse or reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, prospects or results of operations of the Company or would result in any of the Offering Documents containing a misrepresentation;

“NI 44-101” means National Instrument 44-101 - Short Form Prospectus Distributions;

“NP 11-202” means National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions;

“Offering Documents” means, collectively, the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus, any Prospectus Amendment, any Supplementary Material, the U.S. Placement Memorandum, if any, and any U.S. Supplementary Material;

“Over-Allotment Closing Date” means the third Business Day after the Over-Allotment Notice is delivered to the Company, or any earlier or later date as may be agreed to in writing by the Company and the Underwriters, each acting reasonably, but in no event later than 30 days from the Closing Date;

“Over-Allotment Notice” has the meaning ascribed thereto in Section 12(1);

“Passport System” means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102 - Passport System adopted by the Securities Commissions (other than the Ontario Securities Commission) and NP 11-202;

“person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority or other legal entity;

“Preliminary Prospectus” means the preliminary short form prospectus of the Company dated June 24, 2014, including all Documents Incorporated by Reference, relating to the distribution of the Common Shares for which a receipt or deemed receipt has been issued by the Ontario Securities Commission (as principal regulator) and each of the other Securities Commissions pursuant to the Passport System;

“Prospectus Amendment” means any amendment to the Preliminary Prospectus (other than the Amended Preliminary Prospectus), the Amended Preliminary Prospectus or the Final Prospectus prepared and filed by the Company under Canadian Securities Laws in connection with the Offering;

“Provides” (and variations thereof), in the context of sending or making available marketing materials to a potential investor of Purchased Units, has the meaning ascribed to such term under Applicable Securities Laws;

“Purchasers” means, collectively, each of the purchasers of Units arranged for by the Underwriters pursuant to the Offering, including, if applicable, the Underwriters;

“Qualified Institutional Buyer” means a “qualified institutional buyer” as that term is defined in Rule 144A(a)(1) of Rule 144A;

“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“Rule 144A” means Rule 144A adopted by the SEC under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions;

“Standard Listing Conditions” has the meaning given to that term in Section 3(5)(d);

“Subsidiary” means a Subsidiary for purposes of the Securities Act (Ontario);

“Substituted Purchasers” has the meaning given to it above;

“Supplementary Material” means, collectively, any Prospectus Amendment, any amendment to any of the other Offering Documents or any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Company under Applicable Securities Laws relating to the distribution of the Units;

“Taxes” has the meaning ascribed thereto in Section 7(1)(ff);

“Template Version” has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

“Time of Closing” means 8:00 a.m. (Toronto time) on the Closing Date or the Over-Allotment Closing Date, as applicable, or any other time on the Closing Date or the Over-Allotment Closing Date, as applicable, as may be agreed to by Company and the Underwriters;

“Transfer Agent” means Equity Financial Trust Company;

“TSXV” means the TSX Venture Exchange;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Affiliates” means the applicable United States registered broker-dealer affiliates of the Underwriters;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Person” means a “U.S. Person”, as defined in Rule 902(k) of Regulation S;

“U.S. Placement Memorandum” means the U.S. private placement memorandum, in a form satisfactory to the Underwriters and the Company, acting reasonably, the preliminary version of which will be attached to a copy of the Preliminary Prospectus, the amended preliminary version of which will be attached to a copy of the Amended Preliminary Prospectus, and the final version of which will be attached to the Final Prospectus, to be delivered to each offeree and purchaser of the Units in the United States in accordance with Schedule “A” hereto;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Laws” means all applicable securities legislation in the United States, including the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws;

“U.S. Supplementary Material” means any Supplementary Material required to be delivered to Purchasers or prospective purchasers in the United States or who are U.S. Persons with any supplemental, or supplement to the, U.S. Placement Memorandum as may be so required.

“Warrant Agent” means Equity Financial Trust Company as warrant agent under the Warrant Indenture;

“Warrant Certificates” means the certificates representing the Warrants that may be issued; and

“Warrant Indenture” means the warrant indenture pursuant to which the Warrants are created and issued dated as of the Closing Date and entered into between the Company and the Warrant Agent.

(2)                                                                                 Headings, etc. The division of this Underwriting Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Underwriting Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Underwriting Agreement.

(3)                                                                                 Currency. Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

(4)                                                                                 Capitalized Terms. Capitalized terms used but not defined herein have the meanings ascribed to them in the Offering Documents.

(5)                                                                                 Schedules. The following Schedule is attached to this Underwriting Agreement and is deemed to be part of and incorporated in this Underwriting Agreement:

Schedule Title

“A” Compliance with United States Securities Laws

Section 2.                                          Filing of the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Prospectus

(1)                                                                                 The Underwriters understand that the Company has filed the Preliminary Prospectus and has received a receipt therefor from the Ontario Securities Commission (as principal regulator) and each of the other Securities Commissions pursuant to the Passport System dated June 24, 2014.

(2)                                                                                 As soon as possible, and in any event not later than 2:00 p.m. (Toronto time) on June 25, 2014, the Company shall have prepared and filed under Canadian Securities Laws, the Amended Preliminary Prospectus substantially in the form of the Preliminary Prospectus with such amendments, additions and deletions thereto to reflect the terms of this Agreement, and other applicable documents related to the proposed distribution of the Units in the Qualifying Jurisdictions, and the Company shall use its best efforts to obtain a receipt or deemed receipt therefor from the Ontario Securities Commission (as principal regulator) and each of the other Securities Commissions pursuant to the Passport System by 5:00 p.m. (Toronto time) on such date.

(3)                                                                                 The Company shall use its best efforts to satisfy all comments with respect to the Amended Preliminary Prospectus as soon as possible after receipt of such comments. The Company shall, in any event, not later than 2:00 p.m. (Toronto time) on July 3, 2014, have prepared and filed under Canadian Securities Laws the Final Prospectus and other applicable documents related to the proposed distribution in the Qualifying Jurisdictions of the Units, and the Company shall have obtained a receipt or deemed receipt therefor from the Ontario Securities Commission (as principal regulator) and each of the other Securities Commissions pursuant to the Passport System by 5:00 p.m. (Toronto time) on such date.

(4)                                                                                 Until the earlier of the date on which: (i) the distribution of the Units is completed; or (ii) the Underwriters have exercised their termination rights pursuant to Section 14, the Company will promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under Canadian Securities Laws to continue to qualify the distribution of the Units or, in the event that the Units have, for any reason, ceased to so qualify, to so qualify again the Units, as applicable, for distribution in the Qualifying Jurisdictions.

Section 3.                                          Delivery of the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus and Related Matters

(1)                                                                                 At the Closing Time, the Company shall deliver a copy of the applicable Offering Documents manually signed on behalf of the Company, by the persons and in the form required by Applicable Securities Laws.

(2)                                                                                 The Company shall deliver without charge to the Underwriters, at those delivery points in the Qualifying Jurisdictions as the Underwriters may reasonably request, as soon as practicable and in any event in the City of Toronto no later than 2:00 p.m. (Toronto time) on the first Business Day after, and to other cities no later than the second Business Day after, a receipt is obtained for the Amended Preliminary Prospectus and Final Prospectus, as applicable, in each of the Qualifying Jurisdictions under the Passport System, and thereafter from time to time during the distribution of the Units, in such cities in the Qualifying Jurisdictions as the Underwriters shall notify the Company, as many commercial copies of the Amended Preliminary Prospectus and the Final Prospectus (and in the event of any Prospectus Amendment, such Prospectus Amendment) as the Underwriters may reasonably request for the purposes contemplated under Canadian Securities Laws. The Company will similarly cause to be delivered to the Underwriters, in such cities in the Qualifying Jurisdictions as the Underwriters may reasonably request, commercial copies of any Supplementary Material required to be delivered to purchasers or prospective purchasers of the Units. Each delivery of the Amended Preliminary Prospectus, the Final Prospectus or any Supplementary Material will have constituted and constitute the Company’s consent to the use of the Amended Preliminary Prospectus, the Final Prospectus and any Supplementary Material by the Underwriters for the distribution of the Units in the Qualifying Jurisdictions in compliance with the provisions of this Underwriting Agreement and Canadian Securities Laws.

(3)                                                                                 The Company shall deliver without charge to the Underwriters, at those delivery points as the Underwriters may reasonably request, as soon as practicable and in any event in the City of Toronto no later than 2:00 p.m. (Toronto time) on the first Business Day after, and to other cities no later than the second Business Day after, a receipt is obtained for the Amended Preliminary Prospectus and the Final Prospectus, as applicable, in each of the Qualifying Jurisdictions under the Passport System, and thereafter from time to time during the distribution of the Units, in such cities as the Underwriters shall notify the Company, as many commercial copies of the U.S. Placement Memorandum (and in the event of any Prospectus Amendment, such amended U.S. Placement Memorandum) as the Underwriters may reasonably request for the purposes contemplated under U.S. Securities Laws. The Company will similarly cause to be delivered to the Underwriters, in such cities as the Underwriters may reasonably request, commercial copies of any U.S. Supplementary Material required to be delivered to purchasers or prospective purchasers of the Units. Each delivery of any U.S. Placement Memorandum and any U.S. Supplementary Material will have constituted and constitute the Company’s consent to the use of the U.S. Placement Memorandum and any U.S. Supplementary Material by the Underwriters for the offer and sale of the Units in the United States and to U.S. Persons in compliance with the Underwriting Agreement and U.S. Securities Laws.

(4)                                                                                 Each delivery of the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus, the U.S. Placement Memorandum, any Supplementary Material and any U.S. Supplementary Material, as applicable, to the Underwriters by the Company in accordance with this Underwriting Agreement will constitute the representation and warranty of the Company to the Underwriters that (except for information and statements relating solely to the Underwriters and furnished by them specifically for use in the Preliminary Prospectus, Amended Preliminary Prospectus, Final Prospectus, U.S. Placement Memorandum, Supplementary Material or U.S. Supplementary Material, as applicable), at the respective date of such document:

(a)                                                                                                                                 the information and statements contained in each of the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus and any Supplementary Material (including, for greater certainty, the Documents Incorporated by Reference therein): (i) are true and correct and contain no misrepresentation; and (ii) constitute full, true and plain disclosure of all material facts relating to the Offered Securities and the Company;

(b)                                                                                                                                 no material fact has been omitted from any of the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus and any Supplementary Material, that is required to be stated in the document or is necessary to make the statements therein not misleading in light of the circumstances in which they were made;

(c)                                                                                                                                  each of the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus and any Supplementary Material complies in all material respects with Canadian Securities Laws; and

(d)                                                                                                                                 each of the U.S. Placement Memorandum and any U.S. Supplementary Material complies in all material respects with applicable U.S. Securities Laws.

(5)                                                                                 The Company will also deliver to the Underwriters, without charge, contemporaneously with, or prior to the filing of the Amended Preliminary Prospectus and the Final Prospectus, unless otherwise indicated:

(a)                                                                                                                                 a copy of the Amended Preliminary Prospectus and the Final Prospectus manually signed on behalf of the Company, by the persons and in the form required by Canadian Securities Laws;

(b)                                                                                                                                 a copy of any other document filed with, or delivered to, the Securities Commissions by the Company under Canadian Securities Laws in connection with the Offering, including any Supplementary Material and any document incorporated by reference in the Amended Preliminary Prospectus or Final Prospectus not previously filed on SEDAR and EDGAR;

(c)                                                                                                                                  a copy of the U.S. Placement Memorandum and any U.S. Supplementary Material;

(d)                                                                                                                                 in the case of the Final Prospectus, evidence satisfactory to the Underwriters of the approval (or conditional approval) of the listing and posting for trading on the TSXV of the Offered Securities, subject only to the satisfaction by the Company of customary post-closing conditions imposed by the TSXV in similar circumstances (the “Standard Listing Conditions”); and

(e)                                                                                                                                  in the case of the Final Prospectus, a “long-form” comfort letter dated the date of the Final Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, from the Company’s Auditors, and based on a review completed not more than two Business Days prior to the date of the letter, with respect to financial and accounting information relating to the Company included and incorporated by reference in the Final Prospectus, which letter shall be in addition to the auditors’ report contained in the Final Prospectus and any auditors’ comfort letter addressed to the Securities Commissions and filed with or delivered to the Securities Commissions under Canadian Securities Laws.

(6)                                                                                 Opinions as required by counsel to the Underwriters, comfort letters and other documents substantially similar to those referred to in this Section 6 will be delivered to the Underwriters and the Company, and their respective counsel, as applicable, with respect to any Supplementary Material, contemporaneously with, or prior to the filing of, such Supplementary Material.

Section 4.                                        Material Changes During the Distribution of the Units

(1)                                                                                 The Company will promptly inform the Underwriters during the period prior to the completion of the distribution of the Units of the full particulars of:

(a)                                                                                                                                 any material change (whether actual, anticipated, threatened, contemplated, or proposed by, to, or against) (whether financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations, assets, financial condition, capital or prospects of the Company on a consolidated basis;

(b)                                                                                                                                 any material fact that has arisen or has been discovered and would have been required to have been stated in any of the Offering Documents had that fact arisen or been discovered on, or prior to, the date of the Offering Documents, as the case may be; or

(c)                                                                                                                                  any change in any material fact or any misstatement of any material fact contained in any of the Offering Documents, or the existence of any new material fact, which change or new material fact is, or could reasonably be expected to be, of such a nature as:

(a)                                                                                                                                 to result in any Offering Document, as it exists and considered in its entirety immediately prior to such change or new material fact, containing a misrepresentation;

(b)                                                                                                                                 to result in any Offering Document, as it exists and considered in its entirety immediately prior to such change or new material fact, not complying with any Applicable Securities Laws;

(c)                                                                                                                                  to have a material effect on the market price or value of any of the Units or constitute a Material Adverse Effect; or

(d)                                                                                                                                 would be material to a prospective purchaser of the Units.

(2)                                                                                 The Company shall comply with Section 57 of the Securities Act (Ontario) and with the comparable provisions of other Canadian Securities Laws, and the Company will prepare and will file promptly any Supplementary Material which, in the opinion of the Company, may be necessary, and will, until the distribution of the Units is complete, otherwise comply with all applicable filing and other requirements under Canadian Securities Laws arising as a result of such fact or change necessary to continue to qualify the Units for distribution in each of the Qualifying Jurisdictions.

(3)                                                                                 The Company and the Underwriters acknowledge that the Company is required by Canadian Securities Laws to prepare and file a Prospectus Amendment if at any time prior to the completion of the distribution of the Units the Final Prospectus contains a misrepresentation. The Company will promptly prepare and file with the Securities Commissions any amendment or supplement thereto which in the opinion of the Company, acting reasonably, may be necessary or advisable to correct such misrepresentation.

(4)                                                                                 In addition, if, during the period from the date hereof to the later of the Closing Date and the date of the completion of the distribution of the Units, it shall be necessary to file a Prospectus Amendment to comply with any Canadian Securities Laws, the Company shall, in cooperation with the Underwriters and their counsel, make any such filing as soon as reasonably possible.

(5)                                                                                 In addition to the provisions of Subsections 4(1) and 4(2), the Company will, in good faith, discuss with the Underwriters any change, event, development or fact, contemplated, anticipated, threatened, or proposed in Subsections 4(1) and 4(2) that is of such a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under Section 4 and will consult with the Underwriters with respect to the form and content of any Supplementary Material proposed to be filed by the Company, it being understood and agreed that no such Supplementary Material will be filed with any Securities Commission until the Underwriters and their legal counsel have been given a reasonable opportunity to review and approve such material, acting reasonably.

Section 5.                                          Due Diligence

Prior to the filing of the Amended Preliminary Prospectus and the Final Prospectus and, if applicable, prior to the filing of any Supplementary Material, the Underwriters and their legal counsel will be provided with timely access to all information required to permit them to conduct a full due diligence investigation of the Company and its business operations, properties, assets, affairs and financial condition. In particular, the Underwriters shall be permitted to conduct all due diligence that they may require in order to fulfil their obligations under Applicable Securities Laws and, in that regard, the Company will make available to the Underwriters and their legal counsel, on a timely basis, all corporate and operating records, material contracts, financial information, budgets, key officers, and other relevant information necessary in order to complete the due diligence investigation of the Company and its business, properties, assets, affairs and financial condition for this purpose, and without limiting the scope of the due diligence inquiries the Underwriters may conduct, to participate in one or more due diligence sessions to be held prior to the Time of Closing. It shall be a condition precedent to the Underwriters’ execution of any certificate in any Offering Document that the Underwriters be satisfied, acting reasonably, as to the form and content of the document. The Underwriters shall not unreasonably withhold or delay the execution of any such Offering Document required to be executed by the Underwriters and filed in compliance with Applicable Securities Laws for the purpose of the Offering.

Section 6.                                          Conditions of Closing

The Underwriters’ obligations under this Underwriting Agreement (including the obligation to complete the purchase of the Purchased Units or Additional Units, if applicable) are conditional upon and subject to:

(1)                                                                                 Legal Opinions. The Underwriters receiving at the Time of Closing, favourable legal opinions, addressed to the Underwriters and their counsel, Dentons Canada LLP from Fogler, Rubinoff LLP, counsel to the Company, or local counsel with respect to those matters governed by the laws of jurisdictions other than the jurisdictions in which it is qualified to practice, which counsel may rely as to matters of fact, on certificates of the officers of the Company and other documentation standard for legal opinions in transactions of a similar nature, and as to such other matters as the Underwriters may reasonably request relating to the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus, any Supplementary Material, this Underwriting Agreement and the Offering, in form and substance acceptable to the Underwriters, acting reasonably, including as to:

(a)                                                                                                                                 the Company being a “reporting issuer”, or its equivalent, in each of the Qualifying Jurisdictions and not in default under Canadian Securities Laws in the Qualifying Jurisdictions;

(b)                                                                                                                                 the Company being a corporation existing under the laws of the Province of Ontario and having all requisite corporate power to carry on its business as now conducted and to own, lease and operate its properties and assets;

(c)                                                                                                                                  the authorized and issued and outstanding share capital of the Company;

(d)                                                                                                                                 the Company having all necessary corporate power and capacity to execute and deliver this Underwriting Agreement, the Warrant Indenture, any Warrant Certificates and Compensation Option Certificates, and to perform its obligations hereunder and thereunder, including to create, issue and sell the Offered Securities;

(e)                                                                                                                                  all necessary corporate action having been taken by the Company to authorize the execution and delivery of each of the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus and any Supplementary Material and the filing thereof with the Securities Commissions;

(f)                                                                                                                                   the Unit Shares partially comprising the Purchased Units having been duly and validly authorized and that, at the Time of Closing and upon payment of the purchase price for the Purchased Units, such Unit Shares will be duly and validly issued as fully paid and non-assessable Common Shares;

(g)                                                                                                                                  the Unit Shares partially comprising the Additional Units having been reserved for issuance by the Company and that, upon exercise in whole or in part of the Over- Allotment Option in accordance with this Underwriting Agreement and upon payment of the purchase price therefor, such Unit Shares will be duly and validly issued as fully paid and non-assessable Common Shares;

(h)                                                                                                                                 the Warrants partially comprising the Purchased Units having been duly and validly authorized and that, at the Time of Closing and upon payment of the purchase price for the Purchased Units, such Warrants will be duly and validly created;

(i)                                                                                                                                     the Warrants issued pursuant to the exercise of the Over-Allotment Option having been duly and validly authorized and that, upon exercise of the Over-Allotment Option in whole or in part in accordance with this Underwriting Agreement and upon payment of the purchase price therefor, such Warrants will be duly and validly created;

(j)                                                                                                                                    the Warrant Shares having been reserved and authorized and allotted for issuance and upon payment therefor and the issue thereof upon exercise of the Warrants in accordance with their terms, the Warrant Shares will be validly issued as fully paid and non-assessable Common Shares;

(k)                                                                                                                                 the Compensation Options having been duly and validly authorized and that, at the Time of Closing such Compensation Options will be duly and validly created;

(l)                                                                                                                                     the Compensation Option Unit Shares partially comprising the Compensation Option Units issued upon exercise of the Compensation Options, having been reserved and allotted for issuance and upon the exercise of the Compensation Options in accordance with their terms, the Compensation Options will be validly issued as fully paid and non-assessable Common Shares;

(m)                                                                                                                             the Compensation Option Warrants having been duly and validly authorized and upon the due exercise of the Compensation Options such Compensation Option Warrants will be duly and validly created;

(n)                                                                                                                                 the Compensation Option Unit Warrant Shares having been reserved and authorized and allotted for issuance and upon due exercise of the Compensation Option Warrants in accordance with their terms, the Compensation Option Unit Warrant Shares will be validly issued as fully paid and non-assessable Common Shares;

(o)                                                                                                                                 all necessary corporate action having been taken by the Company to authorize the execution and delivery of this Underwriting Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates and the performance of its obligations hereunder and thereunder, including the issuance and sale of the Offered Securities, and this Underwriting Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates having been executed and delivered by the Company and constituting legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to standard qualifications, including that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions thereof relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitations Act, 2002 (Ontario);

(p)                                                                                                                                 the execution and delivery of this Underwriting Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates, the fulfilment of the terms hereof and thereof by the Company, including the issuance and sale of the Offered Securities, do not and will not (as the case may be) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, whether after notice or lapse of time or both: (i) the provisions of any law, statute, rule or regulation in the Province of Ontario to which the Company is subject; or (ii) the constating documents and by-laws of the Company;

(q)                                                                                                                                 all necessary documents having been filed, all requisite proceedings have been taken and all approvals, permits, authorizations and consents of the appropriate regulatory authority in each of the Qualifying Jurisdictions having been obtained by the Company to qualify the distribution of the Units, through persons who are registered under applicable Canadian Securities Laws and who have complied with the relevant provisions of applicable Canadian Securities Laws;

(r)                                                                                                                                    the issuance by the Company of the Warrant Shares upon the due exercise of the Warrants, the Compensation Option Unit Shares upon the due exercise of the Compensation Options, the Compensation Option Unit Warrant Shares upon the due exercise of the Compensation Option Warrant, being exempt from, or not subject to, the prospectus and registration requirements of the Canadian Securities Laws and no prospectus or other documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under Canadian Securities Laws in connection therewith;

(s)                                                                                                                                   the first trade in, or resale of, as applicable, the Warrant Shares, Compensation Option Unit Shares and the Compensation Option Unit Warrant Shares being exempt from, or not subject to, the prospectus requirements of Canadian Securities Laws and no filing, proceeding or approval will need to be made, taken or obtained under such laws in connection with any such trade, provided that the trade is not a “control distribution” (as defined in National Instrument 45-102 - Resale of Securities) and the Company is a reporting issuer at the time of the trade;

(t)                                                                                                                                    the Offered Securities having been conditionally approved for listing on the TSXV;

(u)                                                                                                                                 the Transfer Agent having been duly appointed as the transfer agent and registrar for the Common Shares;

(v)                                                                                                                                 the Warrant Agent having been duly appointed as the warrant agent under the Warrant Indenture; and

(w)                                                                                                                               the statements set forth in the Final Prospectus under the caption “Eligibility for Investment” being true and correct.

(2)                                                                                 Regulatory and Intellectual Property Opinions. The Underwriters shall have received at the Time of Closing favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, dated as of the Closing Date, from applicable regulatory (Health Canada, Federal Drug Administration and other applicable regulators) and intellectual property counsel to the Company, which counsel in turn may rely, as to matters of fact, on certificates of public officials, as appropriate;

(3)                                                                                 United States Legal Opinion. If any Purchased Units are sold to Purchasers in the United States or who are U.S. Persons, the Underwriters receiving at the Time of Closing a favourable legal opinion addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, dated as of the Closing Date, from Troutman Sanders LLP, United States counsel to the Company, to the effect that it is not necessary in connection with the offer and sale of the Purchased Units in the United States in the manner contemplated herein, to register the Purchased Units under the U.S. Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Purchased Units;

(4)                                                                                 Corporate Certificate. The Underwriters shall have received at the Time of Closing a certificate, dated as of the Closing Date, signed by the Secretary of the Company, or such other officer(s) of the Company as the Underwriters may agree, certifying for and on behalf of the Company, to the best of the knowledge, information and belief of the person(s) so signing, with respect to: (a) the articles and by-laws of the Company; (b) the resolutions of the Company’s board of directors relevant to the issue and sale of the Offered Securities by the Company and the authorization of this Underwriting Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates and the other agreements and transactions contemplated herein and therein; and (c) the incumbency and signatures of the signing officer(s) of the Company;

(5)                                                                                 Closing Certificate. The Company shall have delivered to the Underwriters, at the Time of Closing, a certificate dated the Closing Date addressed to the Underwriters and signed by the Chief Executive Officer and Chief Financial Officer of the Company, or such other officers as the Underwriters may agree, certifying for and on behalf of the Company, and not in their personal capacities, after having made due inquiries, with respect to the following matters:

(a)                                                                                                                                 the Company having complied with all the covenants and satisfied all the terms and conditions of this Underwriting Agreement on its part to be complied with and satisfied at or prior to the Time of Closing;

(b)                                                                                                                                 no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Offered Securities or any other securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any Applicable Securities Laws or by any regulatory authority;

(c)                                                                                                                                  subsequent to the respective dates as at which information is given in the Final Prospectus, there having not occurred a Material Adverse Effect, or any change or development involving a prospective Material Adverse Effect, other than as disclosed in the Final Prospectus or any Supplementary Material, as the case may be;

(d)                                                                                                                                 no material change relating to the Company on a consolidated basis having occurred since the date hereof, with respect to which the requisite material change report has not been filed and no such disclosure having been made on a confidential basis that remains confidential;

(e)                                                                                                                                  there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the Final Prospectus which fact or change is, or may be, of such a nature as to render any statement in the Final Prospectus misleading or untrue in any material respect or which would result in a misrepresentation in the Final Prospectus or which would result in the Final Prospectus not complying with Canadian Securities Laws; and

(f)                                                                                                                                   the representations and warranties of the Company contained in this Underwriting Agreement and in any certificates of the Company delivered pursuant to or in connection with this Underwriting Agreement, being true and correct as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing, after giving effect to the transactions contemplated by this Underwriting Agreement;

(6)                                                                                 Certificate of Transfer Agent. The Company having delivered to the Underwriters at the Time of Closing a certificate of the Transfer Agent, certifying as to the number of Common Shares issued and outstanding on the Business Day prior to the Closing Date;

(7)                                                                                 Bring Down Auditor Comfort Letter. The Company having caused the Company’s Auditors to deliver to the Underwriters a comfort letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing forward to the date which is two Business Days prior to the Closing Date, the information contained in the comfort letter referred to in paragraph 3(5)(e);

(8)                                                                                 Certificate of Status. The Underwriters shall have received a certificate of status (or the equivalent) in respect of the Company;

(9)                                                                                 Board Approval. The Company’s board of directors shall have authorized and approved the execution and delivery of this Underwriting Agreement the creation and issuance of the Offered Securities, and all matters relating thereto;

(10)                                                                          No Termination. The Underwriters not having exercised any rights of termination set forth in Section 14; and

(11)                                                                          Other Documentation. The Underwriters having received at the Time of Closing such further opinions, certificates and other documentation from the Company as may be contemplated herein or as the Underwriters may reasonably require, provided, however, that the Underwriters shall request any such opinion, certificate or document within a reasonable period prior to the Time of Closing that is sufficient for the Company to obtain and deliver such certificate or document.

Section 7.                                          Representations and Warranties of the Company

(1)                                                                                 The Company represents and warrants to the Underwriters as of the date hereof, and acknowledges that the Underwriters are relying upon each of such representations and warranties in completing the Closing, that:

(a)                                                                                                                                 the Company (i) is duly amalgamated under the Business Corporations Act (Ontario) (the “Act”) and is up-to-date in respect of all material corporate filings and is in good standing under such Act; (ii) has all requisite corporate power, authority and capacity to carry on its business as now conducted and to own, lease and operate its properties and assets (including as described in the Preliminary Prospectus); and (iii) has all requisite corporate power, authority and capacity to create, issue and sell the Offered Securities, to enter into this Underwriting Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates, and to carry out the provisions contained in hereunder and thereunder;

(b)                                                                                                                                 the Company does not have any subsidiaries;

(c)                                                                                                                                  no proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company;

(d)                                                                                                                                 the Company has conducted its business in compliance, in all material respects, with all applicable laws, rules and regulations (including all applicable federal, national, provincial, municipal, and local environmental anti-pollution and licensing laws, regulations and other lawful requirements of any governmental or regulatory body, of each jurisdiction in which its business is carried on and is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are valid, subsisting and in good standing and it has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits which could reasonably be expected to have a Material Adverse Effect and all such licences, registrations and qualifications are valid, subsisting and in good standing;

(e)                                                                                                                                  all necessary corporate action has been taken or will have been taken prior to the Time of Closing by the Company so as to validly issue and sell the Offered Securities and to issue the Over-Allotment Option;

(f)                                                                                                                                   except for the approval of the TSXV, any post-closing notice filings required under applicable United States federal or state securities laws and the issuance of a receipt for the Amended Preliminary Prospectus and the Final Prospectus from each of the Securities Commissions, all consents, approvals, authorizations and corporate action have been taken and all necessary documents have been delivered and executed with respect to the Offering;

(g)                                                                                                                                  the execution and delivery of this Underwriting Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates, and the performance of the transactions contemplated hereby and thereby, including the issuance and sale of the Offered Securities, have been duly authorized by all necessary corporate action of the Company and this Underwriting Agreement has been executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, provided that enforcement thereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions thereof relating to indemnity, contribution and waiver of contribution may be unenforceable under applicable law and that enforceability is subject to the provisions of the Limitations Act, 2002 (Ontario);

(h)                                                                                                                                 except for any post-closing notice filings required under applicable United States federal or state securities laws, the execution and delivery of this Underwriting Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates, and the fulfilment of the terms hereof and thereof by the Company, including the issuance and sale of the Offered Securities, do not and will not require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, stock exchange, Securities Commission or other third party, except such as have been obtained or such as may be required (and shall be obtained prior to the Time of Closing) under Applicable Securities Laws or stock exchange regulations;

(i)                                                                                                                                     the Unit Shares have been, or prior to the Time of Closing will be, duly and validly authorized for issuance and, upon receipt by the Company of the purchase price for the Units partially comprised of such Unit Shares, will be validly issued as fully paid and non-assessable Common Shares, and all statements made in the Preliminary Prospectus and the Amended Preliminary Prospectus describing the Offered Securities are accurate in all material respects;

(j)                                                                                                                                    the Warrants have been, or prior to the Time of Closing will be, duly and validly authorized and created and, upon receipt by the Company of the purchase price for the Units partially comprised of such Warrants or for such Warrants in connection with the Over-Allotment Option, will be validly issued;

(k)                                                                                                                                 the Warrant Shares to be issued and sold upon exercise of the Warrants have been, or prior to the Closing Time will be, duly and validly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with their terms, including payment in full of the applicable exercise price, will be validly issued as fully paid and non- assessable Common Shares;

(l)                                                                                                                                     the Compensation Options and the Compensation Option Warrants have been, or prior to the Time of Closing will be duly and validly authorized and created;

(m)                                                                                                                             the Compensation Option Unit Shares to be issued upon exercise of the Compensation Options and the Compensation Option Unit Warrant Shares to be issued upon exercise of the Compensation Option Warrants, each in accordance with their terms, including payment in full of the applicable exercise price, will be validly issued as fully paid and non-assessable Common Shares;

(n)                                                                                                                                 the authorized capital of the Company consists of an unlimited number of Common Shares, of which, as of June 24, 2014, 51,581,238 Common Shares were outstanding as fully paid and non-assessable Common Shares;

(o)                                                                                                                                 the Company is not aware of any legislation, or proposed legislation published by a legislative body, which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Company on a consolidated basis;

(p)                                                                                                                                 no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Offered Securities or the trading of any of the Company’s issued securities has been issued and no proceedings for such purpose are threatened or, to the best of the Company’s knowledge, pending;

(q)                                                                                                                                 except as disclosed in the Preliminary Prospectus and Amended Preliminary Prospectus, no person now has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company;

(r)                                                                                                                                    since December 31, 2013, except as disclosed in the Preliminary Prospectus or the Amended Preliminary Prospectus:

(i)                                                                                                                                                                                     there has not been any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Company on a consolidated basis;

(ii)                                                                                                                                                                                  there has not been any material change in the capital stock or long-term debt of the Company on a consolidated basis; and

(iii)                                                                                                                                                                               the Company has carried on its business in the ordinary course;

(s)                                                                                                                                   the financial statements of the Company contained in the Preliminary Prospectus and Amended Preliminary Prospectus, present fairly, in all material respects, the financial condition of the Company on a consolidated basis for the periods then ended;

(t)                                                                                                                                    the Company does not have any liabilities, direct or indirect, contingent or otherwise, not disclosed in the Preliminary Prospectus and the Amended Preliminary Prospectus which could reasonably be expected to have a Material Adverse Effect;

(u)                                                                                                                                 except as disclosed in the Preliminary Prospectus or the Amended Preliminary Prospectus (and certain other matters disclosed in writing to the Underwriters that the Company believes are without merit and/or would not have a Material Adverse Effect), there are no threats of actions, proceedings or investigations (whether or not purportedly by or on behalf of the Company) that have been made to the Company or, to the knowledge of the Company, that are pending or affecting the Company at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect;

(v)                                                                                                                                 the execution and delivery of this Underwriting Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates, and the fulfilment of the terms hereof and thereof by the Company, including the issuance and sale of the Offered Securities, do not and will not (as the case may be) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, whether after notice or lapse of time or both, (A) any statute, rule or regulation applicable to the Company, including Applicable Securities Laws; (B) the constating documents, by-laws or resolutions of the Company; (C) the terms of any Debt Instrument, Material Agreement, mortgage, note, indenture, instrument, lease or any other material agreement to which the Company is a party or by which they are bound; or (D) any judgment, decree or order binding the Company or the respective property or assets of the Company;

(w)                                                                                                                               to the knowledge of the Company, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company;

(x)                                                                                                                                 the Company is, or will be following the issuance of the receipt for the Final Prospectus, a “reporting issuer”, not included in a list of defaulting reporting issuers maintained by the Securities Commissions in the Qualifying Jurisdictions and in particular, without limiting the foregoing, the Company has at all relevant times complied with its obligations to make timely disclosure of all material changes relating to it, no such disclosure has been made on a confidential basis that is still maintained on a confidential basis, and there is no material change relating to the Company which has occurred and with respect to which the requisite material change report has not been filed with the Securities Commissions and the Company is in all material respects in compliance with the rules and regulations of the TSXV;

(y)                                                                                                                                 the Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents that it is required to file under the U.S. Securities Act and the U.S. Exchange Act, including pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the U.S. Exchange Act and the rules and regulations of the SEC promulgated thereunder. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments;

(z)                                                                                                                                neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977 (United States), as amended, and the rules and regulations thereunder (the “FCPA”), and the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any “foreign public official” (as such term is defined in the CFPOA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the CFPOA; and the Company will monitor its respective businesses to ensure compliance with the FCPA and the CFPOA, as applicable, and, if violations of the FCPA or the CFPOA are found, will take remedial action to remedy such violations;

(aa)  the operations of the Company are, and have been conducted at all times, in compliance with all material applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 (United States), as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(bb)  neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC;

(cc)                                                                                                                            all filings and fees required to be made and paid by the Company pursuant to Applicable Securities Laws have been paid and the information and statements (except for statements relating solely to the Underwriters and furnished by them in writing specifically for use in the Offering Documents) set forth in the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Prospectus are, or will be, as applicable, true, correct and complete in all material respects and do not, or will not, as applicable, contain any misrepresentation;

(dd)                                                                                                                          the Company’s Auditors who audited the consolidated financial statements of the Company for the year ended December 31, 2013 and delivered their auditors’ report thereto are independent public accountants as required by the Canadian Securities Laws;

(ee)                                                                                                                            there has not been any “reportable event” (within the meaning of National Instrument 51- 102 - Continuous Disclosure Obligations with the Company’s Auditors;

(ff)                                                                                                                              all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Company have been paid, except for where the failure to pay such taxes would not constitute an adverse material fact of the Company or result in a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by the Company have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and materially accurate and no material fact or facts have been omitted therefrom which would make any of them misleading except where the inaccuracy or failure to file such documents would not constitute an adverse material fact of the Company or result in a Material Adverse Effect. No examination of any tax return of the Company is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any taxes that have been paid, or may be payable, by the Company, in any case, except where such examinations, issues or disputes would not constitute an adverse material fact of the Company or result in a Material Adverse Effect;

(gg)                                                                                                                            Neither the Company or to the knowledge of the Company any other person, is in default in the observance or performance of any term, covenant or obligation to be performed by the Company or such other person under any Debt Instrument, Material Agreement, agreement, or arrangement to which the Company is a party or otherwise bound which could reasonably be expected to have a Material Adverse Effect, and all such contracts, agreements or arrangements are in good standing, and to the knowledge of the Company no event has occurred which with notice or lapse of time or both would constitute such a default by the Company or any other party;

(hh)                                                                                                                          Equity Financial Trust Company at its principal transfer office in the City of Toronto, Ontario has been duly appointed as the registrar and transfer agent for the Common Shares and will be, as of the Closing Date, duly appointed as the Warrant Agent under the Warrant Indenture;

(ii)                                                                                                                                  except as disclosed in the Preliminary Prospectus and the Amended Preliminary Prospectus, none of the directors or officers of the Company, any known holder of more than 10% of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons, has had any material interest, direct or indirect, in any transaction during the three most recently completed financial years or during the current financial year, or any proposed material transaction which, as the case may be, materially affected, is material to or will materially affect the Company on a consolidated basis;

(jj)                                                                                                                                each Debt Instrument to which the Company is a party is in good standing and the Company is not in default of any obligation or covenant under such Debt Instruments and, except for intercompany debt, the Company is not party to any material Debt Instrument or has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with them;

(kk)                                                                                                                          the Company is in compliance, in all material respects, with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign (the “Environmental Laws”) relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance (“Hazardous Substances”);

(ll)                                                                                                                                  the Company has collectively, obtained all material licences, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the “Environmental Permits”) necessary as at the date hereof for the operation of the business carried by the Company;

(mm)                                                                                                                  the Company has not used, except in compliance in all material respects with all Environmental Laws and Environmental Permits, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

(nn)                                                                                                                          the Company has not received any notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Law. There are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Company which are material to the Company, nor has the Company received notice of any of the same;

(oo)                                                                                                                          the Company has not received any notice wherein it is alleged or stated that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental Laws and the Company has not received any request for information in connection with any federal, state, provincial, municipal or local inquiries as to disposal sites;

(pp)                                                                                                                          except as described in the Preliminary Prospectus and the Amended Preliminary Prospectus, the Company is the sole and exclusive owner of all right, title and interest in and to, or has a valid and enforceable right to use pursuant to a written license, all trademarks, trade names, service marks, patents, patent applications, other patent rights, copyrights, domain names, software, inventions, processes, databases, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar intellectual property rights, whether registered or unregistered and in any jurisdiction (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or proposed to be conducted. To the knowledge of the Company, the Company’s business as now conducted or proposed to be conducted as described in the Preliminary Prospectus and Amended Preliminary Prospectus, does not infringe, conflict with or otherwise violate any Intellectual Property Rights of others, and the Company has not received, and has no reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others, or any facts or circumstances which would render any Intellectual Property Rights invalid or inadequate to protect the interest of the Company therein. To the knowledge of the Company, there is no infringement by third parties of any Intellectual Property Rights owned by the Company. Except as disclosed in the Preliminary Prospectus and the Amended Preliminary Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim relating to Intellectual Property Rights owned by the Company. Except as disclosed in the Preliminary Prospectus and the Amended Preliminary Prospectus, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity. All licenses for Intellectual Property Rights owned or used by the Company are valid, binding upon and enforceable by or against the Company and, to the Company’s knowledge, against the parties thereto in accordance with their terms. To the knowledge of the Company, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any third party. All assignments from inventors to the Company have been obtained and filed with the appropriate patent offices for all of the Company’s patent applications. Except as disclosed in the Preliminary Prospectus and the Amended Preliminary Prospectus, the Company does not have knowledge of any claims of third parties to any ownership interest or lien with respect to the Company’s or its licensors’ patents and patent applications. The Company does not know of any facts which would form a basis for a finding of unenforceability or invalidity of any of the patents, trademarks or service marks of the Company. The Company does not know of any material defects of form in the preparation or filing of the patent applications of the Company. To the knowledge of the Company, the Company has complied with the U.S. Patents and Trademark Office duties and Canadian equivalent duties of candor and disclosure for each patent and patent application of the Company. The Company does not know of any fact with respect to the patent applications of the Company presently on file that (i) would preclude the issuance of patents with respect to such applications, (ii) would lead the Company to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations or (iii) would result in a third party having any rights in any patents issuing from such patent applications. The Company has taken all commercially reasonable steps to protect, maintain and safeguard its rights in all material Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements;

(qq)                                                                                                                          except as disclosed in the Preliminary Prospectus and Amended Preliminary Prospectus, the Company (or parties under contractual obligation to the Company) holds all licenses, certificates, approvals and permits from all provincial, federal, state, United States, foreign and other regulatory authorities, including but not limited to the United States Food and Drug Administration (the “FDA”), Health Canada (“HC”), the European Medicines Agency (the “EMA”) and any foreign regulatory authorities performing functions similar to those performed by the FDA, HC and the EMA, that are material to the conduct of the business of the Company as such business is now conducted or proposed to be conducted as described in the Preliminary Prospectus and Amended Preliminary Prospectus, all of which are valid and in full force and effect and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, certificate, approval or permit to be withdrawn, cancelled, suspended or not renewed. Nothing has come to the attention of the Company that has caused the Company to believe that the completed studies, tests, preclinical studies and clinical trials conducted by or on behalf of the Company that are described in the Preliminary Prospectus and Amended Preliminary Prospectus were not conducted, in all material respects, in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; or that the drug substances used in the clinical trials have not been manufactured, under “current good manufacturing practices”, when required, in the United States, Canada and other jurisdictions in which such clinical trials have been and are being conducted. No filing or submission to the FDA, HC, the EMA or any other regulatory body, that was or is intended to be the basis for any approval of the Company’s products or product candidates, to the knowledge of the Company, contains any material omission or material false information. The Company is not in violation of any material law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body, applicable to the investigation of new drugs in humans and animals, including, but not limited to, those promulgated by the FDA, HC or the EMA;

(rr)                                                                                                                                the descriptions in the Preliminary Prospectus and the Amended Preliminary Prospectus of the results of the clinical trials referred to therein are consistent in all material respects with such results and no other studies or other clinical trials whose results are known to the Company are materially inconsistent with or otherwise materially call into question the results described or referred to in the Preliminary Prospectus and Amended Preliminary Prospectus. To the Company’s knowledge, the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws and authorizations;

(ss)                                                                                                                              the Company possesses such valid and current certificates, authorizations or permits issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Change, and the Company has not received, nor has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, could result in a Material Adverse Change;

(tt)                                                                                                                                neither the Company or, to the best of its knowledge, any employee or agent thereof, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments required or permitted by applicable laws;

(uu)                                                                                                                          there are no environmental audits, evaluations, assessments, studies or tests relating to the Company except for ongoing assessments conducted by or on behalf of the Company in the ordinary course;

(vv)                                                                                                                          each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company (the “Employee Plans”) has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans, in each case in all material respects and has been publicly disclosed to the extent required by Applicable Securities Laws;

(ww)                                                                                                                      all material accruals for unpaid vacation pay, premiums for employment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company;

(xx)                                                                                                                          there has never been, there is not currently and the Company does not anticipate any labour disruption with respect to the employees or consultants of the Company which is adversely affecting or could adversely affect the the carrying on of the business of the Company;

(yy)                                                                                                                          the minute books of the Company made available to the Underwriters contain copies of all constating documents and all proceedings of securityholders and directors (and committees thereof) and are complete in all material respects;

(zz)                                                                                                                            the Company has not completed any “significant acquisition” or “significant disposition”, nor is it proposing any “probable acquisitions” (as such terms are used in NI 44-101) that would require the inclusion of any additional financial statements or pro forma financial statements in the Preliminary Prospectus or the Amended Preliminary Prospectus pursuant to Canadian Securities Laws;

(aaa)                                                                                                                   the Company is eligible to file a short form prospectus in each of the Qualifying Jurisdictions pursuant to Canadian Securities Laws and on the date of and upon filing of the Final Prospectus there will be no documents required to be filed under applicable Canadian Securities Laws in connection with the Offering that will not have been filed as required;

(bbb)                                                                                                                   the Company is not aware of any circumstances presently existing under which liability is or could reasonably be expected to be incurred under Part XXIII.1 - Civil Liability for Secondary Market Disclosure of the Securities Act (Ontario) or analogous securities laws in the other Qualifying Jurisdictions;

(ccc)                                                                                                                      other than the Underwriters, there is no person acting or purporting to act at the request or on behalf of the Company that is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Underwriting Agreement; and

(ddd)                                                                                                                   the Company has complied and will comply with the representation, warranties and covenants applicable to it in Schedule “A” hereto.

Section 8.                                          Additional Covenants of the Company

(1)                                                                                 In addition to any other covenant of the Company set forth in this Underwriting Agreement, the Company covenants with the Underwriters that:

(a)                                                                                                                                 Stock Exchange Listing. The Company will file or cause to be filed with the TSXV all necessary documents and will take commercially reasonable steps to ensure that the Unit Shares, Warrant Shares, Compensation Option Shares and Compensation Option Unit Warrant Shares have been approved (or conditionally approved) for listing and for trading on the TSXV, prior to the filing of the Final Prospectus with the Securities Commissions, subject only to satisfaction by the Company of the Standard Listing Conditions, and the Company shall thereafter fulfil the Standard Listing Conditions within the time period prescribed by the TSXV.

(b)                                                                                                                                 Other Filings. The Company will make all necessary filings, use commercially reasonable efforts to obtain all necessary regulatory consents and approvals (if any) and the Company will pay all filing fees required to be paid in connection with the transactions contemplated in this Underwriting Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificate.

(c)                                                                                                                                  Press Releases. Subject to compliance with applicable law, any press release of the Company during the period of distribution of the Units will be provided in advance to Underwriters, and the Company will use its reasonable best efforts to agree to the form and content thereof with the Underwriters, prior to the release thereof, and any press release shall include the following legend: “Not for distribution to United States newswire services or for dissemination in the United States”.

(d)                                                                                                                                 Use of Proceeds. The Company confirms its intention to use the net proceeds from the purchase and sale of the Units in accordance with the descriptions set forth under the heading “Use of Proceeds” in the Preliminary Prospectus and the Amended Preliminary Prospectus.

(e)                                                                                                                                  Right of First Refusal. For a period of twelve (12) months subsequent to the Closing Date, the Company herby agrees to offer to the Lead Underwriter the opportunity to act co-lead manager, underwriter and/or private placement agent and co-bookrunner for any follow-on offerings of common shares of the Company, securities exchangeable or convertible into common shares of the Company. It is understood that the terms and conditions and related fees payable in connection with those services will be negotiated in good faith and be consistent with then prevailing market practice. If the Lead Underwriter does not accept the terms and conditions contained in the Company’s offer, you may engage any other financial institution as manager, underwriter, private placement agent and/or financial advisor (as the case may be, depending on the nature of the transaction) in connection with such transaction, provided that the terms and conditions of any such engagement shall be no more favourable to such other financial institution than the terms and conditions offered by the Company to the Lead Underwriter. The Lead Underwriter shall have a period of three days from the date of receipt of written notice from the Company of any such proposed financing, in which notice the Company shall set forth in detail the terms of such proposed offering, to provide written notice to the Company that the Lead Underwriter intends to exercise its right to participate in such financing. If the Lead Underwriter does not give written notice within such three day period, it shall be deemed to have waived its right in respect of such transaction. Should the Lead Underwriter fail to give notice within three days of the receipt of the Company’s notice, the Company may then make other arrangements to engage another source to obtain financing on terms no less favourable to the Company for a period of 60 days thereafter. The Lead Underwriter’s waiver of its right in respect of any one or more transactions will not constitute a waiver of its right in respect of any other transaction. If another source is not engaged in connection with a transaction where the Lead Underwriter waives or is deemed to have waived its right within 60 days following the date on which the three day period set forth above expires, the transaction shall be deemed to be a new transaction requiring the Company to give written notice to the Lead Underwriter as set forth above.

(f)                                                                                                                                   Standstill and Lock-Up. The Company agrees, that until the date which is 90 days after the Closing Date, it will not, without the written consent of the Lead Underwriter, which consent will not be unreasonably withheld or delayed, issue, agree to issue, or announce an intention to issue, any additional debt, common shares or any securities convertible into or exchangeable for shares of the Company (except in connection with the exchange, transfer, conversion or exercise rights of existing outstanding securities or existing commitments to issue securities and/or an arm’s length acquisition). The Company further acknowledges and understands that it will use its best efforts to cause its officers and directors to enter into an agreement with the Lead Underwriter pursuant to which each of such individuals will agree not to sell, transfer or pledge, or otherwise dispose of, any securities of the Company until the date which is 90 days after the Closing Date, in each case without the prior written consent of the Lead Underwriter, such consent not to be unreasonably withheld or delayed.

Section 9.                                          Marketing Materials

(1)                                                                                 During the distribution of the Units:

(a)                                                                                                                                 the Company shall prepare, in consultation with the Lead Agent, any marketing materials (including any template version thereof) to be provided to potential investors of the Purchased Units, and approve in writing (including by e-mail) any such marketing materials (including any template version thereof), as may reasonably be requested by the Lead Underwriter, such marketing materials to comply with Applicable Securities Laws and to be acceptable in form and substance to the Company and the Lead Underwriter, acting reasonably;

(b)                                                                                                                                 the Lead Underwriter shall, on behalf of the Underwriters, approve in writing any such marketing materials (including any template version thereof), as contemplated by Applicable Securities Laws, prior to any marketing materials being provided to potential investors of the Units and/or filed with the Securities Commissions; and

(c)                                                                                                                                  the Company shall, to the extent required by Applicable Securities Laws, file in the English language any such marketing materials (or any template version thereof) with the Securities Commissions as soon as reasonably practicable after such marketing materials are so approved in writing by the Company and the Lead Underwriter, on behalf of the Underwriters, and in any event on or before the day the marketing materials are, to the knowledge of the Company, first provided to any potential investor of the Purchased Units.

(2)                                                                                 The Company represents and warrants that it filed with the Securities Commissions on June 24, 2014 the Term Sheet that had been approved by the Company and the Lead Underwriter in writing.

(3)                                                                                 The Company and each Underwriter, on a several basis, covenant and agree, during the distribution of the Units:

(a)                                                                                                                                 not to provide any potential investor of the Units with any marketing materials (including the Term Sheet) unless a template version of such materials has been filed by the Company with the Securities Commissions on or before the day such marketing materials are first provided to any potential purchaser of the Units;

(b)                                                                                                                                 not to provide any potential investor of the Units with any materials or information in relation to the distribution of the Units or the Company other than: (A) the Term Sheet; (B) marketing materials, other than the Term Sheet, that have been approved and filed in accordance with paragraph 9(1); (C) any standard term sheets (provided they are in compliance with Securities Laws); (D) the Preliminary Prospectus, the Amended Prospectus and the Final Prospectus in accordance with this Agreement; and (E) the U.S. Placement Memorandum; and

(c)                                                                                                                                  that any marketing materials approved and filed in accordance with paragraph 9(1), and any standard term sheets approved in writing by the Company and the Lead Underwriter, shall only be provided to potential investors of the Units in those jurisdictions where it is lawful for such party to do so.

(4)                                                                                 Notwithstanding paragraph 9(1) and paragraph 9(3), following the approval and filing of a template version of marketing materials in accordance with paragraph 9(1), the Underwriters may provide a limited-use version (within the meaning of NI 44-101) of such marketing materials to potential investors of the Units in accordance with Applicable Securities Laws.

Section 10.                                 Covenants of the Underwriters

(1)                                                                                 The Underwriters hereby covenant and agree with the Company as follows:

(a)                                                                                                                                 During the period of distribution of the Units by or through the Underwriters or a Selling Firm, the Underwriters will offer and sell, and the Underwriters will require any Selling Firm to agree to offer and sell, the Units to the public only in the Qualifying Jurisdictions or where they may lawfully be offered for sale or sold and as described in the Offering Documents, only as permitted by, and in accordance with, Applicable Securities Laws, and they shall ensure that each Selling Firm (other than the Underwriters), prior to its appointment as such, has delivered to the Underwriters an undertaking to the foregoing effect. For the purposes of this paragraph 10(1)(a), the Underwriters shall be entitled to assume that the Units are qualified for distribution in any Qualifying Jurisdiction where a receipt for the Final Prospectus has been issued.

(b)                                                                                                                                 The Underwriters will comply with, and will require any Selling Firm to agree to comply with, and will cause their respective U.S. Affiliates to comply with, the Underwriting Agreement and U.S. Securities Laws in connection with the offer to sell and the distribution of the Units.

(c)                                                                                                                                  The Underwriters will not, will cause their U.S. Affiliates not to and will require any Selling Firm to agree not to, directly or indirectly, solicit offers to purchase or sell the Units or deliver any Offering Document to Purchasers so as to require registration of the Units or filing of a prospectus or registration statement with respect to those Units under the laws of any jurisdiction other than the Qualifying Jurisdictions, including the United States. The Underwriters agree on their own behalf and on behalf of their respective U.S. Affiliates and will require any Selling Firm to agree, that any offers or sales of Units in the United States and to U.S. Persons will be made in accordance with the terms and conditions set out in Schedule “A” to this Underwriting Agreement. The terms and conditions and the representations, warranties and covenants of the parties contained in Schedule “A” are incorporated by reference herein and form part of this Underwriting Agreement.

(d)                                                                                                                                 The Underwriters will not make use of any “greensheet” in respect of the Company and the Offering without the prior approval of the Company, acting reasonably, and in compliance with all applicable Laws (including Applicable Securities Laws).

(e)                                                                                                                                  The Underwriters, and any Selling Firm appointed hereunder, will use their reasonable best efforts to complete the distribution of the Units as promptly as possible after the Time of Closing. The Underwriters will notify the Company as soon as possible when, in the Underwriters’ opinion, the Underwriters and the Selling Firms have ceased the distribution of the Units and, within 30 days after completion of the distribution, will provide the Company, in writing, with a breakdown of the number of Units distributed in each of the Qualifying Jurisdictions where that breakdown is required by a Securities Commission for the purpose of calculating fees payable to, or making filings with, that Securities Commission.

(f)                                                                                                                                   Upon the Company obtaining the necessary receipts therefor in each Qualifying Jurisdiction, the Underwriters shall deliver one copy of the Amended Preliminary Prospectus, the Final Prospectus and any Supplementary Material to each of the Purchasers within one Business Day of receipt thereof.

(g)                                                                                                                                  The Underwriters will not make any representations or warranties with respect to the Company or the Units other than as set forth in this Agreement, the Offering Documents or otherwise with the prior approval of the Company.

(h)                                                                                                                                 Provided that the Underwriters are satisfied, in their sole discretion, acting reasonably, that it is responsible for them to do so, they will execute and deliver to the Company, on a timely basis, the certificates required to be executed by them under Applicable Securities Laws in connection with the Offering Documents.

(2)                                                                                 No Underwriter shall be liable to the Company under this Section 10 with respect to a default by any of the other Underwriters.

Section 11.                                 Closing

(1)                                                                                 Location of Closing. The Closing will be completed at the offices of Fogler, Rubinoff LLP in Toronto, Ontario at the Time of Closing on the Closing Date or at such other place as the Underwriters and the Company may agree.

(2)                                                                                 Certificates. At the Time of Closing, subject to the terms and conditions contained in this Underwriting Agreement, the Company shall deliver to the Lead Underwriter, on behalf of the Underwriters, certificates representing the Unit Shares and Warrants comprising the Purchased Units, registered in the name of “CDS & Co.” or in such other name as the Underwriters may direct, against payment of the aggregate purchase price for the Purchased Units by certified cheque, bank draft or wire transfer dated the Closing Date and payable to the Company or as it may direct. Notwithstanding the foregoing, if the Company determines to issue any of the Unit Shares and/or Warrants comprising the Unit Shares as book-entry only securities in accordance with the “non- certificated inventory” rules and procedures of CDS, then as an alternative or in addition to the Company delivering one or more definitive certificates representing the Unit Shares and Warrants, the Underwriters will provide a direction to CDS with respect to the crediting of the Unit Shares and Warrants to the accounts of participants of CDS as shall be designated by the Underwriters in writing in sufficient time prior to the Closing Date to permit such crediting. At the Time of Closing, the Company shall also deliver to the Lead Underwriter, on behalf of the Underwriters, certificates representing the Compensation Option Certificates registered according to the requirements of each of the Underwriters.

(3)                                                                                 Underwriting Fee and Issuance of Compensation Options. The Company will, at the Time of Closing and upon such payment of the aggregate purchase price to the Company, make payment in full of the Underwriting Fee which will be made by the Company directing the Underwriters to withhold the Underwriting Fee and the reasonable expenses of the Underwriters payable pursuant to Section 18 from the payment of the aggregate purchase price of the Units issued and sold on the Closing Date. The Company will, at the time of Closing, and in accordance with the terms of this Agreement, issue and deliver to the Lead Underwriter on behalf of the Underwriters, the Compensation Option Certificates duly registered according to the requirements of the each of the Underwriters.

Section 12.                                   Over-Allotment Option

(1)                                                                                 The Company has granted to the Underwriters, for the purpose of covering over-allotments, if any, or for market stabilization purposes, the Over-Allotment Option to purchase Additional Units at the Offering Price and/or Additional Warrants at a price of $0.08 per Additional Warrant, so long as the aggregate number Common Shares and Additional Warrants issued pursuant to the exercise of the Over-Allotment Option does not exceed 15% of the Purchased Unites sold under the Offering (as defined herein). The Over-Allotment Option is exercisable in whole or in part at any time or times on or before 5:00 p.m. (Toronto time) on the date that is 30 days following the Closing Date. The Lead Underwriter, on behalf of the Underwriters, may exercise the Over-Allotment Option from time to time, in whole or in part, during the currency thereof by delivering written notice to the Company (the “Over-Allotment Notice”) specifying the number of Additional Units and/or Additional Warrants which the Underwriters wish to purchase or arrange to have purchased by one or more Substituted Purchasers in the United States or who are U.S. Persons. If the Underwriters exercise the Over-Allotment Option, the Underwriters shall, on the Over-Allotment Closing Date, pay to the Company the aggregate purchase price for the Additional Units and/or Additional Warrants so purchased by wire transfer, certified cheque or bank draft dated the Over-Allotment Closing Date against delivery of one or more certificates in definitive form representing the Unit Shares and Warrants comprising the Additional Units and/or Additional Warrants registered in the name of “CDS & Co.” or in such other name as the Underwriters, on behalf of the Underwriters, may direct. Notwithstanding the foregoing, if the Company determines to issue any of the Unit Shares and/or Warrants comprising the Additional Units and/or the Additional Warrants as book-entry only securities in accordance with the “non-certificated inventory” rules and procedures of CDS, then as an alternative or in addition to the Company delivering one or more definitive certificates representing the Unit Shares and/or Warrants, the Underwriters will provide a direction to CDS with respect to the crediting of the Unit Shares and / or the Warrants to the accounts of participants of CDS as shall be designated by the Underwriters in writing in sufficient time prior to the Closing Date to permit such crediting. The applicable terms, conditions and provisions of this Underwriting Agreement (including the provisions of Section 6 relating to closing deliveries unless otherwise agreed to by the Underwriters and the Company) shall apply mutatis mutandis to the issuance of any Units and/or Additional Warrants pursuant to any exercise of the Over-Allotment Option, except as otherwise agreed by the Company and the Underwriters. Furthermore, upon exercise of the Over-Allotment Option, the Company shall issue and deliver that amount of Compensation Option Certificates to the Lead Underwriter, on behalf of the Underwriters, in accordance with the applicable provisions set forth herein.

(2)                                                                                 In the event that the Company shall subdivide, consolidate, reclassify or otherwise change its Common Shares during the period in which the Over-Allotment Option is exercisable, appropriate adjustments will be made to the offering price and to the number of Additional Units and Additional Warrants issuable on exercise thereof such that the Underwriters are entitled to arrange for the sale of the same number and type of securities that the Underwriters would have otherwise arranged for had they exercised such Over-Allotment Option immediately prior to such subdivision, consolidation, reclassification or change.

Section 13.                                   Compensation of the Underwriters

(1)                                                                                 Underwriting Fee on Purchased Units. The Company shall pay to the Underwriters at the Time of Closing on the Closing Date the Underwriting Fee (equal to 7.5% of the aggregate gross cash proceeds received from the sale of the Purchased Units) in consideration of the services to be rendered by the Underwriters in connection with the Offering.

(2)                                                                                 Underwriting Fee on exercise of Over-Allotment Option. The Company shall pay to the Underwriters at the Time of Closing on the Over-Allotment Closing Date, if applicable, the Underwriting Fee (equal to 7.5% of the aggregate gross cash proceeds received from the sale of any Additional Units and/or the Additional Warrants).

(3)                                                                                 Compensation Options. The Company shall deliver and issue to the Lead Underwriter, on behalf of the Underwriters on the applicable Closing Date, that number of Compensation Options equal to 7.5% of the number of Offered Securities sold pursuant to the Offering, together with the Over-Allotment Option.

(4)                                                                                 U.S. Restrictions. The Underwriters acknowledge that none of the Compensation Securities have been registered under the U.S. Securities Act or the securities laws of any state of the United States. In connection with the issuance of the Compensation Securities, each of the Underwriters represents and warrants that (i) it is acquiring the Compensation Securities as principal for its own account and not for the benefit of any other person; (ii) it is not a U.S. Person and is not acquiring the Compensation Securities in the United States, or on behalf of a U.S. Person or a person located in the United States; and (iii) this Agreement was executed and delivered outside the United States. Each of the Underwriters acknowledges and agrees that the Compensation Warrants, the Compensation Option Units and the Compensation Option Warrants may not be exercised in the United States or by or on behalf or for the benefit of a U.S. Person or a person in the United States, unless such exercise is not subject to registration under the U.S. Securities Act or the securities laws of any state of the United States. Each of the Underwriters agrees that it will not engage in any Directed Selling Efforts (as defined in Schedule “A”) with respect to any Compensation Securities, and will not offer or sell any Compensation Securities in the United States unless in compliance with an exemption or an exclusion from the registration requirements of the U.S. Securities Act and any applicable state securities laws

Section 14.                                   Termination Rights

(1)                                                                                 All terms and conditions set out in this Underwriting Agreement shall be construed as conditions and any breach or failure by the Company to comply with any such conditions in favour of the Underwriters shall entitle the Underwriters to terminate their obligation to purchase or arrange to have purchased by Substituted Purchasers in the United States or who are U.S. Persons the Purchased Units by written notice to that effect given to the Company prior to the Time of Closing. The Company shall use commercially reasonable efforts to cause all conditions in this Underwriting Agreement to be satisfied. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Underwriters, any such waiver or extension must be in writing.

(2)                                                                                 In addition to any other remedies which may be available to the Underwriters in respect of any default, act or failure to act, or non-compliance with the terms of this Underwriting Agreement by the Company, the Underwriters (or any of them) shall be entitled, at their option, to terminate and cancel, without any liability on the part of the Underwriters, their obligations under this Underwriting Agreement to purchase or arrange to have purchased by Substituted Purchasers in the United States or who are U.S. Persons the Purchased Units by giving written notice to the Company at any time after the date hereof and prior to the Time of Closing:

(a)                                                                                                                                 there should be discovered any material fact which existed as of the date hereof but which has not been publicly disclosed which, in the sole opinion of the Underwriters, has or would be expected to have a significant adverse effect on the market price or value of the securities of the Company;

(b)                                                                                                                                 there is, in the sole opinion of the Underwriters, a material change or a change in any material fact or new material fact shall arise which would be expected to have a significant adverse effect on the business, affairs, or profitability of the Company or on the market price or the value of the securities of the Company;

(c)                                                                                                                                  there should develop, occur or come into effect any event of any nature, including terrorism, accident, or new or change in governmental law or regulation or other condition or financial occurrence of national or international consequence, which, in the sole opinion of the Underwriters, acting reasonably, has or would be expected to have a significant adverse effect on the financial markets generally or the business, affairs, operations or profitability of the Company or the market price or value of the securities of the Company;

(d)                                                                                                                                 the state of the financial markets, whether national or international, is such that in the reasonable opinion of the Underwriters (or any of them), it would be impracticable or unprofitable for the Offering to continue;

(e)                                                                                                                                  any inquiry, action, suit, proceeding or investigation (whether formal or informal) (including matters of regulatory transgression or unlawful conduct), is commenced, announced or threatened in relation to the Company or any one of the officers or directors of the Company or any of its principal shareholders which, in the sole opinion of the Underwriters, acting reasonably, has or would be expected to have a significant adverse effect on the market price or value of the securities of the Company;

(f)                                                                                                                                   any order to cease trading in securities of the Company is made or threatened by a securities regulatory authority (including the Securities Commissions);

(g)                                                                                                                                  the Company is in breach of any material term, condition or covenant of this Underwriting Agreement or any representation or warranty given by the Company in this Underwriting Agreement becomes or is false in any material respect; or

(h)                                                                                                                                 due diligence investigations performed by the Underwriters or its representatives reveal any material information or fact, which, in the sole opinion of the Underwriters, is materially adverse to the Company or its business, or materially adversely affects the price or value of the Offered Securities.

(3)                                                                                 If the obligations of the Underwriters under this Underwriting Agreement are terminated pursuant to the termination rights in this Section 14, the liability of the Company to the Underwriters shall be limited to the obligations under Sections 16, 17 and 18.

(4)                                                                                 The right of the Underwriters (or any of them) to terminate their obligations under this Underwriting Agreement is in addition to any other remedies they may have in respect of any rights contemplated by the Underwriting Agreement. A notice of termination given by one Underwriter under this Section 14 shall not be binding upon the other Underwriters.

Section 15.                                 Survival of Representations and Warranties

The representations, warranties, covenants and agreements of the Company contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Purchased Units shall be true and correct at the Closing Date and the Over-Allotment Closing Date and shall survive the purchase of the Purchased Units and shall continue in full force and effect until the later of: (i) two years following the Closing Date; and (ii) the latest date under the Applicable Securities Laws in which a Purchaser of Purchased Units is resident or, if the Applicable Securities Laws do not specify such a date, the latest date under the Limitations Act, 2002 (Ontario).

Section 16.                                   Indemnity

(1)                                                                                 The Company covenants and agrees to protect, indemnify, and save harmless, each of the Underwriters and their respective affiliates, and each and every one of the directors, officers, employees, partners and agents of the Underwriters (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless from and against any and all expenses, losses (excluding loss of profits), claims, actions, damages (other than consequential or punitive damages) or liabilities, joint or several (including the aggregate amount paid in settlement of any actions, suits, proceedings or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Indemnified Parties) to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Company by the Indemnified Parties (or any of them), whether directly or indirectly, including by reason of:

(a)                                                                                                                                 any statement (except for statements relating solely to the Underwriters and furnished by them in writing specifically for use in the Offering Documents) contained in the Offering Documents (including, for greater certainty, in any documents incorporated by reference therein), which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation or any misstatement of a material fact;

(b)                                                                                                                                 the omission or alleged omission to state in the Offering Documents (including, for greater certainty, in any documents incorporated by reference therein), or any certificate of the Company delivered hereunder or pursuant hereto, any material fact (other than a material fact relating solely to the Underwriters) required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances in which it was made;

(c)                                                                                                                                  any order made, or inquiry, investigation or proceeding commenced by any securities regulatory authority or other competent authority based upon any misrepresentation, untrue statement or omission or alleged untrue statement or omission in the Offering Documents (including, for greater certainty, in any documents incorporated by reference therein and except for information and statements relating solely to the Underwriters and furnished by them specifically for use in the Offering Documents) that prevents or restricts the trading in any of the Company’s securities or the distribution or distribution to the public, as the case may be, of any of the Units in any of the Qualifying Jurisdictions;

(d)                                                                                                                                 the Company not complying with any requirement of Applicable Securities Laws or stock exchange requirements in connection with the transactions contemplated herein, including the Company’s non-compliance with any statutory requirement to make any document available for inspection; or

(e)                                                                                                                                  any breach of a representation or warranty of the Company contained in this Underwriting Agreement or the failure of the Company to comply with any of its obligations hereunder.

(2)                                                                                 Notwithstanding Subsection 16(1), the indemnification in Subsection 16(1) does not and shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non- appealable shall determine that (a) the Underwriters and their respective affiliates have been negligent or have committed any fraudulent or illegal act in the course of the professional services rendered to the Company, and (b) such expenses, losses, claims, damages, liabilities or actions were caused or incurred by the gross negligence, fraud or wilful misconduct of the Underwriters.

(3)                                                                                 If any matter or thing contemplated by this Section 16 shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Company in writing as soon as possible of the nature of such claim (provided that omission to so notify the Company will not relieve the Company of any liability that it may otherwise have to the Indemnified Party hereunder, except to the extent the Company is materially prejudiced by such omission) and the Company shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to such Indemnified Party and that no settlement may be made by the Company or such Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.

(4)                                                                                 In any such claim, such Indemnified Party shall have the right to retain other legal counsel to act on such Indemnified Party’s behalf, provided that the fees and disbursements of such other legal counsel shall be paid by such Indemnified Party, unless: (a) the employment of such counsel has been authorized by the Company; or (b) the Company has not assumed the defence and employed counsel thereof promptly after receiving notice of such claim; or (c) the named parties to any such claim include both the Indemnified Party and the Company, and the Indemnified Party has been advised by legal counsel thereto that representation of both the Company and the Indemnified Party by the same legal counsel would be inappropriate due to actual or potential differing interests between them; or (d) there are one or more defences available to the Indemnified Party which are different from and in addition to those available to the Company, provided that the Company shall not be responsible for the fees or expenses of more than one legal firm in any single jurisdiction for all of the Indemnified Parties.

(5)                                                                                 To the extent that any Indemnified Party is not a party to this Underwriting Agreement, the Underwriters shall obtain and hold the right and benefit of this Section 16 in trust for and on behalf of such Indemnified Party.

(6)                                                                                 The Company hereby consents to personal jurisdiction in any court in which any claim that is subject to indemnification hereunder is brought against the Underwriters or any Indemnified Party and to the assignment of the benefit of this Section 16 to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Company’s right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

(7)                                                                                 The rights of the Company contained in this Section 16 shall not enure to the benefit of any Indemnified Party if the Underwriters were provided with a copy of any amendment or supplement to the Offering Documents which corrects any untrue statement or omission or alleged omission that is the basis of a claim by a party against such Indemnified Party and that is required, under the Applicable Securities Laws, to be delivered to such party by the Underwriters.

(8)                                                                                 The rights of the Company contained in this Section 16 shall not enure to the benefit of any Indemnified Party to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Document in reliance upon and in conformity with written information concerning the Underwriters furnished to the Company by the Underwriters in writing specifically for use therein under the heading “Plan of Distribution” contained in the Offering Documents.

(9)                                                                                 The Company shall not be liable under this Section 16 for any settlement of any claim or action effected without its prior written consent.

Section 17.                                 Contribution

In the event that the indemnity provided for in Section 16 is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Underwriters and the Company shall contribute to the aggregate of all expenses, losses, claims, damages, liabilities or actions of the nature provided for above such that each Underwriter shall be responsible for that portion represented by the percentage that the portion of the Underwriting Fee payable by the Company to such Underwriter bears to the gross proceeds realized by the Company from the distribution of the Units, whether or not the Underwriters have been sued together or separately, and the Company shall be responsible for the balance, provided that, in no event, shall an Underwriter be responsible for any amount in excess of the portion of the Underwriting Fee actually received by such Underwriter. In the event that the Company may be held to be entitled to contribution from the Underwriters under the provisions of any statute or law, the Company shall be limited to contribution in an amount not exceeding the lesser of: (a) the portion of the full amount of expenses, losses, claims, damages, expenses, liabilities or actions giving rise to such contribution for which such Underwriter is responsible; and (b) the amount of the Underwriting Fee actually received by any Underwriter. Notwithstanding the foregoing, a person guilty of gross negligence, fraud, wilful misconduct or recklessness shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 17, notify such party or parties from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have otherwise under this Section 17, except to the extent that the party from whom contribution may be sought is materially prejudiced by such omission. The right to contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise by law.

Section 18.                                 Expenses

The Company shall be responsible, whether or not the Offering is completed, for all of its costs and the reasonable costs of the Lead Underwriter in connection with the Offering described herein, including the reasonable fees and disbursements and taxes thereon of its counsel and of counsel to the Lead Underwriter, including United States and Canadian counsel, (to a maximum of $100,000 in respect of the fees of Canadian counsel to the Lead Underwriter excluding taxes and disbursements), as well as the fees of outside consultants, filing fees, listing fees, the costs and expenses of any securities or other filings required to be made in connection with the Offering, the out-of-pocket expenses and travel expenses in connection with due diligence and marketing meetings. The fees and expenses of the Lead Underwriter (other than legal expenses) shall not exceed $5,000 without prior approval of the Company, which shall not be unreasonably withheld or delayed. All fees and expenses incurred by the Lead Underwriter or on its behalf shall be payable by the Company immediately upon receiving an invoice thereof. At the option of the Lead Underwriter, any fees and expenses may be deducted from the gross proceeds of the Offering otherwise payable to the Company on the closing thereof.

Section 19.                                   Liability of the Underwriters

(1)                                                                                 The obligation of the Underwriters to purchase the Purchased Units (or the Additional Units, if the Over-Allotment Option is exercised) in connection with the Offering at the Time of Closing on the Closing Date (or the Over-Allotment Closing Date in the case of the exercise of the Over- Allotment Option) shall be several, and not joint, nor joint and several, and shall be as to the following percentages to be purchased at any such time:

Dundee Securities Ltd.	80%
Mackie Research Capital Corporation	20%
100.0%

Each Underwriter may arrange for Substituted Purchasers in the United States or who are U.S. Persons to purchase from the Company some or all of such Underwriter’s purchase obligation contained in this Section 19(1).

(2)                                                                                 If an Underwriter (a “Refusing Underwriter”) shall not complete the purchase and sale of the Units which such Underwriter has agreed to purchase hereunder for any reason whatsoever, the other Underwriters (the “Continuing Underwriters”) shall be entitled, at their option, to purchase or arrange to have purchased by a Substituted Purchaser in the United States or who is a U.S. Person all but not less than all of the Units which would otherwise have been purchased by such Refusing Underwriter pro rata according to the number of Units to have been acquired by the Continuing Underwriters hereunder or in such proportion as the Continuing Underwriters shall agree in writing. If the Continuing Underwriters do not elect to purchase or arrange to have purchased by a Substituted Purchaser in the United States or who is a U.S. Person the balance of the Units pursuant to the foregoing: (a) the Continuing Underwriters shall not be obliged to purchase any of the Units that any Refusing Underwriter is obligated to purchase; and (b) the Company shall not be obliged to sell less than all of the Units, and the Company shall be entitled to terminate its obligations under this Underwriting Agreement arising from its acceptance of this offer, in which event there shall be no further liability on the part of the Company or the Continuing Underwriters, except, other than in respect of a Refusing Underwriter, pursuant to the provisions of Sections 16, 17 and 18. Nothing in this Underwriting Agreement shall oblige any U.S. Affiliate to purchase or arrange to have purchased by a Substituted Purchaser in the United States or who is a U.S. Person the Units. Any U.S. Affiliate who makes any offers or sales of the Units in the United States or to a U.S. Person will do so solely as an agent for an Underwriter.

Section 20.            Action by Underwriters

All steps which must or may be taken by the Underwriters in connection with this Underwriting Agreement, with the exception of the matters relating to termination contemplated by Section 14 or as otherwise specified herein, may be taken by the Lead Underwriter, on behalf of the Underwriters, and the execution of this Underwriting Agreement by the Company shall constitute the Company’s authority for accepting notification of any such steps from, and for delivering the definitive documents constituting the Unit Shares, the Warrants and the Compensation Options to, or to the order of, the Lead Underwriter.

Section 21.            Governing Law

This Underwriting Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

Section 22.                                 Notices

All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile to such other party as follows:

(a)                                                                                                                                 to the Company at:

Tribute Pharmaceuticals Canada Inc.

151 Steeles Avenue East

Milton, Ontario

L9T 1Y1

Attention: Rob Harris

Facsimile: 519.434.4382

with a copy to (which copy shall not constitute notice):

Fogler, Rubinoff LLP

77 King Street West

Suite 3000, P.O. Box 95

TD Centre North Tower

Toronto, Ontario M5K 1G8

Attention: Eric Roblin

Facsimile No.: 416.941.8852

(b)                                                                                                                                 to the Underwriters at:

Dundee Securities Ltd.

1 Adelaide Street East, Suite 2000

Toronto, Ontario M5C 2V9

Attention: Aaron Unger

Facsimile No.: 416.849.1380

with a copy to (which copy shall not constitute notice):

Dentons Canada LLP

77 King Street West, Suite 400, TD Centre

Toronto, Ontario M5K 0A1

Attention: Andrew Elbaz

Facsimile No.: 416.863.4592

or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when personally delivered or, if delivered by facsimile, on the date of receipt (with receipt confirmed) provided notice or communication is received prior to 5:00 p.m. (recipient’s time) on a Business Day or, in any other case, on the next Business Day after such notice or other communication has been delivered by facsimile.

Section 23.                                 Counterpart Signature

This Underwriting Agreement may be executed in one or more counterparts (including counterparts by facsimile or other electronic means), which together shall constitute an original copy hereof as of the date first noted above.

Section 24.                                 Time of the Essence

Time shall be of the essence in this Underwriting Agreement.

Section 25.                                 Severability

If any provision of this Underwriting Agreement is determined to be void or unenforceable, in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Underwriting Agreement and shall be severable from this Underwriting Agreement.

Section 26.            Entire Agreement

This Underwriting Agreement constitutes the entire agreement between the Underwriters and the Company relating to the subject matter hereof and supersedes all prior agreements between the Underwriters and the Company relating to the Offering, including the provisions of the engagement letter dated as of June 23, 2014 between the Company and Dundee Securities Ltd.

Section 27.                                 Obligations of the Underwriters

In performing their respective obligations under this Underwriting Agreement, the Underwriters shall be acting severally and not jointly and severally. Nothing in this Underwriting Agreement is intended to create any relationship in the nature of a partnership, or joint venture between the Underwriters. The Company hereby acknowledges that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each of the Underwriters and any affiliate through which it may be acting, on the other, (ii) each of the Underwriters is acting as principal and not as an agent or fiduciary of the Company, and (iii) the Company’s engagement of each of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity.

Section 28.            Market Stabilization

In connection with the distribution of the Units, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Common Shares and/or Warrants at levels other than those which might otherwise prevail in the open market, but in each case as permitted by applicable Canadian Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

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Section 29.                                 Effective Date

This Underwriting Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Underwriting Agreement where indicated below and delivering the same to the Underwriters.

Yours very truly,

DUNDEE SECURITIES LTD.

Per:	(signed) “Aaron Unger”
Authorized Signing Officer

MACKIE RESEARCH CAPITAL CORPORATION

Per:	(signed) “Paul Rajchgod”
Authorized Signing Officer

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

ACCEPTED as of this 25th day of June, 2014.

TRIBUTE PHARMACEUTICALS CANADA INC.

Per:	(signed) “Rob Harris”
Authorized Signing Officer

SCHEDULE “A”

COMPLIANCE WITH UNITED STATES SECURITIES LAWS

As used in this Schedule “A”, the following terms shall have the meanings indicated:

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Rule 902(c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule “A”, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities and shall include, without limitation, the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of any of the Securities;

“Disqualification Event” means any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D;

“Distribution Compliance Period” means the 40-day period that begins at the date the Units are offered in reliance upon Regulation S or the Closing Date, whichever is later;

“Foreign Issuer” means a “foreign issuer” as that term is defined in Rule 902(e) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule “A”, it means any issuer which is (a) the government of any foreign country or of any political subdivision of a foreign country; or (b) a corporation or other organization incorporated or organized under the laws of any foreign country, except an issuer meeting the following conditions as of the last business day of its most recently completed second fiscal quarter: (1) more than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

“General Solicitation or General Advertising” means “general solicitation or general advertising”, as used in Rule 502(c) of Regulation D, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the Internet or broadcast over television, radio or the Internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

“Offshore Transaction” means an “offshore transaction” as that term is defined in Rule 902(h) of Regulation S;

“Regulation D Offered Securities” means the Units to be offered and sold to U.S. Institutional Accredited Investors in the Offering in reliance on Rule 506(b) of Regulation D.

“Securities” means the Units, the Unit Shares and the Warrants;

“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902(j) of Regulation S;

“U.S. Purchaser” means an offeree of Units or a Purchaser that is, or is acting for the account or benefit of, a person in the United States or a U.S. Person.

All other capitalized terms used but not otherwise defined in this Schedule “A” shall have the meanings assigned to them in the Underwriting Agreement to which this Schedule “A” is attached.

A.                                  Representations, Warranties and Covenants of the Company

The Company represents and warrants to and covenants with each of the Underwriters that:

1.                                                                                      It is, and on the Closing Date and any Over-Allotment Closing Date will be, a Foreign Issuer; and it reasonably believes there is no Substantial U.S. Market Interest with respect to any of the Securities or the Common Shares.

2.                                                                                      None of the Company, any of its affiliates, or any person acting on any of their behalf (other than the Underwriters, their respective affiliates or any person acting on any of their behalf, in respect of which no representation, warranty or covenant is made) has made or will make any Directed Selling Efforts, or has engaged or will engage in any form of General Solicitation or General Advertising or in any form of public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act in connection with the offer or sale of the Securities in the United States;

3.                                                                                      The Company is not now, and will not as a result of the sale of the Securities contemplated hereby be required to be registered as an “investment company” under the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder;

4.                                                                                      Except with respect to the offer and sale of the Securities offered hereby, for a period commencing six months prior to the start of the Offering and ending six months after the Closing Date (or any Over-Allotment Closing Date), none of the Company, any of its affiliates, or any person acting on any of their behalf (other than the Underwriters, their respective affiliates or any person acting on any of their behalf, in respect of which no representation, warranty or covenant is made) has offered for sale or solicited any offer to buy or will offer for sale or solicit any offer to buy any of its securities in the United States or to, or for the account or benefit of, U.S. Persons in a manner that would be integrated with, and would cause the exemptions from registration provided by Rule 144A or Rule 506(b) of Regulation D to be unavailable for, the offer and sale of Securities pursuant to this Underwriting Agreement, including this Schedule “A”;

5.                                                                                      Neither the Company nor any of the predecessors or affiliates thereof has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D concerning the filing of a notice of sales on Form D;

6.                                                                                      Except with respect to offers and sales of Securities to Qualified Institutional Buyers through the Underwriters and the U.S. Affiliates in reliance upon Rule 144A and sales to a limited number of U.S. Institutional Accredited Investors solicited by the Underwriters and the U.S. Affiliates who shall purchase the Securities directly from the Company in reliance upon Rule 506(b) of Regulation D, none of the Company, any of its affiliates or any person acting on any of their behalf (other than the Underwriters, their respective affiliates or any person acting on any of their behalf, in respect of which no representation, warranty or covenant is made) has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Securities in the United States or to a U.S. Person; or (B) any sale of Securities unless, at the time the buy order was or will have been originated, the purchaser is: (i) outside the United States and is not a U.S. Person; or (ii) the Company, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States and is not a U.S. Person;

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7.                                                                                      The Securities are not, and as of the Closing Date (and as of any Over-Allotment Closing Date) will not be, and no securities of the same class as the Securities are or will be: (i) listed on a national securities exchange in the United States registered under Section 6 of the U.S. Exchange Act, (ii) quoted in an “automated inter-dealer quotation system”, as such term is used in the U.S. Exchange Act, or (iii) or convertible or exchangeable at an effective conversion premium (calculated as specified in paragraph (a)(6) of Rule 144A) of less than ten percent for securities so listed or quoted;

8.                                                                                      For so long as any of the Securities which have been sold to U.S. Purchasers in reliance upon Rule 144A are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, and if the Company is not subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the U.S. Exchange Act or exempt from such reporting requirements pursuant to Rule 12g3-2(b) thereunder, the Company will provide to any holder of such Securities, or to any prospective purchaser of such Securities designated by such holder, upon the request of such holder or prospective purchaser, at or prior to the time of resale, the information required to be provided by Rule 144A(d)(4) (so long as such requirement is necessary in order to permit holders of the Offered Securities to effect resales under Rule 144A);

9.                                                                                      The Company will, within prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Act; and

10.                                                                               With respect to Regulation D Offered Securities, none of the Company, any of its predecessors, any affiliated issuer issuing securities in the offering of Regulation D Offered Securities, any director, executive officer, other officer of the Company participating in the offering of Regulation D Offered Securities, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with the Company in any capacity at the time of sale in the offering of Regulation D Offered Securities (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Underwriters and U.S. Affiliates a copy of any disclosures provided thereunder.

The Company further acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act or any United States state securities laws and can be offered and sold to, or for the account or benefit of, persons in the United States or U.S. Persons only in transactions which do not require registration under the U.S. Securities Act and applicable securities laws.

B.                                  Representations, Warranties and Covenants of the Underwriters

Each Underwriter represents and warrants to and covenants with the Company that:

(a)                                                                                                                                 It acknowledges that the Securities and the Warrant Shares have not been and will not be registered under the U.S. Securities Act or any United States state securities laws and the Securities may not be offered or sold to, or for the account or benefit of, persons in the United States or U.S. Persons, except pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable United States state securities laws. It has not offered or sold, and will not offer or sell, any Securities except in an Offshore Transaction in accordance with Rule 903 of Regulation S or in the United States to Qualified Institutional Buyers pursuant to Rule 144A or to a limited number of U.S. Institutional Accredited Investors pursuant to Rule 506(b) of Regulation D, which U.S. Institutional Accredited Investors will purchase Securities from the Company in accordance with this Underwriting Agreement. Accordingly, except with respect to offers and sales to Qualified Institutional Buyers in reliance upon Rule 144A and offers to a limited number of U.S. Institutional Accredited Investors with sales directly by the Company pursuant to Rule 506(b) of Regulation D, none of the Underwriter, its U.S. Affiliate, any of their affiliates or any persons acting on any of their behalf, has made or will make (i) any offer to sell or any solicitation of an offer to buy, any Securities to any person in the United States or any U.S. Person; (ii) any sale of Securities to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States and not a U.S Person or such Underwriter, U.S. Affiliate, affiliate or person acting on any of their behalf reasonably believed that such purchaser was outside the United States and not a U.S. Person. None of the Underwriter, any of their affiliates or any person acting on any of their behalf has engaged or will engage in any Directed Selling Efforts, or has taken or will take any action that would cause Rule 144A, Rule 506(b) of Regulation D or Rule 903 of Regulation S to be unavailable for offers and sales of the Securities pursuant to this Agreement;

3

(b)                                                                                                                                 It has not entered and will not enter into any contractual arrangement with respect to the offer and sale of the Securities, except with its U.S. Affiliate, any Selling Firm or with the prior written consent of the Company; and

(c)                                                                                                                                  It shall require its U.S. Affiliate and each Selling Firm to agree, for the benefit of the Company, to comply with, and shall use its best efforts to ensure that its U.S. Affiliate and each Selling Firm complies with, the provisions of this Schedule “A” as if such provisions applied to such U.S. Affiliate and such Selling Firm;

2.                                                                                      All offers and sales of the Securities to, or for the account or benefit of, persons in the United States or U.S. Persons will be effected by its U.S. Affiliate in accordance with all applicable U.S. federal and state broker-dealer requirements. Such U.S. Affiliate is, and will be on the date of each offer and sale of Securities in the United States, duly registered as a broker-dealer pursuant to Section 15(b) of the U.S. Exchange Act and the securities laws of each state in which such offer or sale is made (unless exempted from the respective state’s broker dealer registration requirements) and a member of and in good standing with the Financial Industry Regulatory Authority, Inc.;

3.                                                                                      Prior to any sale of Securities to, or for the account or benefit of, a person in the United States or U.S. Person it shall cause (i) each U.S. Purchaser who is a Qualified Institutional Buyer purchasing such Securities pursuant to Rule 144A to execute a U.S. QIB Letter in the form attached as Exhibit B to the final U.S. Placement Memorandum, and (ii) each U.S. Purchaser who is a U.S. Institutional Accredited Investor purchasing such Securities from the Company pursuant to Rule 506(b) of Regulation D to execute a U.S. Subscription Agreement in form attached as Exhibit A to the final U.S. Placement Memorandum;

4.                                                                                      Offers and sales of Securities to, or for the account or benefit of, persons in the United States or U.S. Persons shall not be made by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act;

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5.                                                                                      Offers to sell and solicitations of offers to buy the Securities shall be made in accordance with Rule 144A only to persons reasonably believed to be Qualified Institutional Buyers or in accordance with Rule 506(b) of Regulation D, only to persons reasonably believed to be U.S Institutional Accredited Investors;

6.                                                                                      All U.S. Purchasers shall be informed that the Securities have not been and will not be registered under the U.S. Securities Act or any state securities laws and are being offered and sold to such U.S. Purchasers in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144A, in the case of Qualified Institutional Buyers or in accordance with Rule 506(b) of Regulation D, in the case of U.S. Institutional Accredited Investors;

7.                                                                                      Each offeree in the United States shall be provided with the U.S. Placement Memorandum including the Preliminary Prospectus, the Amended Preliminary Prospectus and/or the Final Prospectus, and each U.S. Purchaser will have received at or prior to the time of purchase of any Securities the final U.S. Placement Memorandum including the Final Prospectus and no other written material has been or will be used in connection with offers or sales of the Securities to, or for the account or benefit of, persons in the United States or U.S. Persons;

8.                                                                                      Except as permitted herein, none of the Underwriter, its U.S. Affiliate, or any person acting on any of their behalf has made or will make any offer of any Securities prior to the expiration of the Distribution Compliance Period, except in accordance with the provisions of Rule 903 or Rule 904 of Regulation S, pursuant to registration of such securities under the U.S. Securities Act or pursuant to an exemption from the registration requirements of the U.S. Securities Act; the Underwriter, its U.S. Affiliate, and any person acting on any of their behalf will send to a distributor, a dealer (as defined in section 2(a)(12) of the U.S. Securities Act), or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the Distribution Compliance Period a confirmation or other written notice in substantially the following form:

“The securities covered hereby have not been registered under the United States Securities Act of 1933 (the “U.S. Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons, (a) as part of their distribution at any time, or (b) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

9.                                                                                      None of the Underwriter, its U.S. Affiliate, any of their affiliates, or any person acting on any of their behalf have engaged or will engage in any violation of Regulation M under the U.S. Exchange Act in connection with its offers or sales of the Securities;

10.                                                                               On the Closing Date (or any Over-Allotment Closing Date), it and its U.S. Affiliate will either (i) provide a certificate, substantially in the form of Exhibit A to this Schedule “A” or (ii) be deemed to have represented and warranted to the Company as of the Closing that neither it nor its U.S. Affiliate offered or sold any Securities to, or for the account or benefit of, a person in the United States or a U.S. Person;

11.                                                                               At least one Business Day prior to the Closing Date (or any Over-Allotment Closing Date), it shall provide the Company with a list of any U.S. Purchasers solicited by it through its U.S. Affiliate;

12.                                                                               With respect to Regulation D Offered Securities, (i) the Underwriter or the U.S. Affiliate, (ii) the Underwriter’s or the U.S. Affiliate’s general partners or managing members, (iii) any of the Underwriter’s or U.S. Affiliate’s directors, executive officers or other officers participating in the offering of the Regulation D Offered Securities, (iv) any of the Underwriter’s or the U.S. Affiliate’s general partners’ or managing members’ directors, executive officers or other officers participating in the offering of the Regulation D Offered Securities or (v) any other person associated with any of the above persons (including without limitation, any Selling Firm and any such person related to any Selling Firm) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with sale of Regulation D Offered Securities (each, a “Dealer Covered Person” and, collectively, the “Dealer Covered Persons”), is subject to any to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2). The Underwriter has exercised reasonable care to determine whether any Dealer Covered Person is subject to a Disqualification Event. The Underwriter and the U.S. Affiliate have complied, to the extent applicable, with their disclosure obligations under Rule 506(e), and have furnished to the Company a copy of any disclosures provided thereunder; and

13.                                                                               As of the Closing Date (and any Over-Allotment Closing Date), the Underwriter is not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Offered Securities.

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Exhibit A

UNDERWRITERS’ CERTIFICATE

In connection with the private placement of Purchased Units or any Additional Units (the “Securities”) of Tribute Pharmaceuticals Canada Inc. (the “Company”) to, or for the account of benefit of, persons in the United States and U.S. Persons pursuant to the underwriting agreement dated as of June 25, 2014 among the Company and the Underwriters named therein (the “Underwriting Agreement”), the undersigned Underwriter, its United States broker- dealer affiliate (the “U.S. Affiliate”) and/or the applicable Selling Firm (the “Selling Firm”) do hereby certify that:

(a)                                                                                                                                 the U.S. Affiliate and the Selling Firm, as applicable, was on the date of each offer or sale of Securities we made in the United States, and is on the date hereof, duly registered as a broker-dealer pursuant to Section 15(b) of the U.S. Exchange Act and the securities laws of each state in which such offer or sale is made (unless exempted from the respective state’s broker-dealer registration requirements) and a member of and in good standing with the Financial Industry Regulatory Authority, Inc.;

(b)                                                                                                                                 all offers and sales of the Securities made by us in the United States were made by the U.S. Affiliate or the Selling Firm, as applicable, in compliance with all applicable U.S. federal and state broker-dealer requirements;

(c)                                                                                                                                  each offeree that was, or was acting for the account or benefit of, a person in the United States or a U.S. Person was provided with a copy of the U.S. Placement Memorandum including the Preliminary Prospectus, the Amended Preliminary Prospectus and/or Final Prospectus, as applicable, and each U.S. Purchaser received at or prior to the time of purchase of any Securities the final U.S. Placement Memorandum including the Final Prospectus, and no other written material has been used by us in connection with offers or sales of the Securities to, or for the account or benefit of, persons in the United States or U.S. Persons

(d)                                                                                                                                 we have not used any form of General Solicitation or General Advertising or acted in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act in connection with offers and sales of Securities by us to, or for the account or benefit of, persons in the United States or U.S. Persons;

(e)                                                                                                                                  immediately prior to our transmitting the U.S. Placement Memorandum to any person in the United States, we had reasonable grounds to believe and did believe that each such offeree was a Qualified Institutional Buyer or U.S. Institutional Accredited Investor, and, on the date hereof, we continue to believe that each U.S. Purchaser purchasing Securities pursuant to Rule 144A is a Qualified Institutional Buyer and each U.S. Purchaser purchasing Securities pursuant to Rule 506(b) of Regulation D is a U.S. Institutional Accredited Investor;

(f)                                                                                                                                   prior to the sale of Securities to a U.S. Purchaser, we caused each such U.S. Purchaser thereof to execute either (i) in the case of U.S. Purchasers who are Qualified Institutional Buyers, a U.S. QIB Letter in the form of Exhibit B attached to the final U.S. Placement Memorandum or (ii) in the case of U.S. Purchasers who are U.S. Institutional Accredited Investors, a U.S. Subscription Agreement in the form of Exhibit A attached to the final U.S. Placement Memorandum;

(g)                                                                                                                                  except as permitted in the Underwriting Agreement, neither we nor any person acting on our behalf has made or will make any offer of any Securities prior to the expiration of the Distribution Compliance Period, except in accordance with the provisions of Rule 903 or Rule 904 of Regulation S, pursuant to registration of such securities under the U.S. Securities Act or pursuant to an exemption from the registration requirements of the U.S. Securities Act; we and any person acting on our behalf will send to a distributor, a dealer (as defined in section 2(a)(12) of the U.S. Securities Act), or person receiving a selling concession, fee or other remuneration that purchases Securities from us during the Distribution Compliance Period a confirmation or other written notice in substantially the following form:

“The securities covered hereby have not been registered under the United States Securities Act of 1933 (the “U.S. Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons, (a) as part of their distribution at any time, or (b) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(h)                                                                                                                                 with respect to Regulation D Offered Securities, each of the undersigned represents that none of its Dealer Covered Persons is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of Regulation D and (ii) a description of which has been furnished in writing to the Company prior to the date hereof;

(i)                                                                                                                                     as of the Closing, each of the undersigned is not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Offered Securities; and

(j)                                                                                                                                    the offer and sale of the Securities has been conducted by us in accordance with the Underwriting Agreement, including Schedule “A” thereto.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement, including Schedule “A” thereto, unless otherwise defined herein.

Dated this 25 day of June, 2014.

<*Underwriter>
Per:
Name:
Title:

<U.S. Affiliate/Selling Firm>
Per:
Name:
Title:

I/We have authority to bind the Company.

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